AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

PINEAPPLE EXPRESS, INC.

THCMERGERCO, INC.,

THC INDUSTRIES, LLC,

THC INDUSTRIES, INC.,

and

THE COMPANY STOCKHOLDERS

February 12, 2016

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3.24	Bank Accounts; Powers of Attorney	31
3.25	Change of Control Agreements	31
3.26	Full Disclosure	31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY STOCKHOLDERS		31

4.1	Ownership	31
4.2	Organization; Authorization of Transactions	32
4.3	Non-contravention; Required Consents	32
4.4	Brokers; Fees and Expenses	32
4.5	Securities Law Matters	32

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND MERGER SUB LLC		36

5.1	Organization and Standing	36
5.2	Authorization	36
5.3	Non-contravention; Required Consents	37
5.4	Reserved	37
5.5	Reserved	37
5.6	Capitalization	37
5.7	Parent OTC Markets Group Reports	38
5.8	No Insolvency	39
5.9	Brokers; Fees and Expenses	39

ARTICLE VI INTERIM CONDUCT OF BUSINESS		39

6.1	Affirmative Obligations of the Company	39
6.2	Affirmative Obligations of Parent	39

ARTICLE VII ADDITIONAL AGREEMENTS		40

7.1	Access and Information	40
7.2	Reasonable Best Efforts to Complete	41
7.3	Notification	41
7.4	Public Disclosure	42
7.5	Operation and Funding of Surviving Company	42
7.6	Employment Agreement	43
7.7	Conflicts of Interest	43
7.8	Provision Respecting Representation of Company	43
7.9	Obligations of Merger Sub and Merger Sub LLC	44
7.10	Indemnification	44
7.11	Stockholder Representative	45
7.12	Remedies for Breach of Agreements	47
7.13	Escrowed Cash Consideration	48

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7.14	Lease Agreement	53
7.15	Tax Matters	54
7.16	Payment of Company Liabilities	55

ARTICLE VIII CONDITIONS TO THE MERGER		55

8.1	Conditions to the Obligations of Each Party to Effect the Merger	55
8.2	Additional Conditions to the Obligations of Parent, Merger Sub and Merger Sub LLC to Effect the Merger	56
8.3	Additional Conditions to the Obligations of the Company and Company Stockholders to Effect the Merger	57

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER		58

9.1	Termination	58
9.2	Notice of Termination; Effect of Termination	60
9.3	Fees and Expenses	60
9.4	Amendment	60
9.5	Extension; Waiver	60

ARTICLE X SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION		61

10.1	Survival of Representations, Warranties and Covenants	61
10.2	Indemnification	61
10.3	Third Party Claims	62
10.4	Direct Claims	64
10.5	Limitations of Liability	65

ARTICLE XI GENERAL PROVISIONS		65

11.1	Notices	65
11.2	Assignment	67
11.3	Entire Agreement	67
11.4	Third Party Beneficiaries	67
11.5	Severability	67
11.6	Other Remedies	67
11.7	Specific Performance	67
11.8	Governing Law	67
11.9	Dispute Resolution	68
11.10	Counterparts	69

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) made and entered into as of February [●], 2016, by and among Pineapple Express, Inc., a Wyoming corporation (“Parent”), THCMerger Co, Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), THC Industries, LLC, a California limited liability company and a wholly owned subsidiary of Parent (“Merger Sub LLC”), THC Industries, Inc., a California corporation (the “Company”), Ramsey Houston Salem, in his capacity as Stockholder Representative, and each of the parties named under Column I of the table in Exhibit A attached hereto (each a “Company Stockholder” and collectively the “Company Stockholders”).

W I T N E S S E T H:

WHEREAS, it is proposed that Merger Sub will merge with and into the Company (the “First Step Merger”), and each share of common stock, $0.00001 par value per share, of the Company (the “Company Common Stock”) that is then outstanding will thereupon be cancelled and converted into the right to receive the Merger Consideration, all upon the terms and subject to the conditions set forth herein.

WHEREAS, as soon as practicable following the First Step Merger on the Closing Date, and as the second step in a single integrated transaction with the First Step Merger, Parent will cause the Company to merge with and into Merger Sub LLC (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”) in accordance with the applicable provisions of the CCC and California Law, with Merger Sub LLC as the surviving company.

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement will be, and is hereby, adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

WHEREAS, the Board of Directors of the Company (the “Company Board”) unanimously has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its shareholders, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iv) resolved to recommend that the Company shareholders adopt this Agreement, all upon the terms and subject to the conditions set forth herein.

WHEREAS, the Boards of Directors of Parent, Merger Sub and Merger Sub LLC unanimously have (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, all upon the terms and subject to the conditions set forth herein.

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NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties to this Agreement (each a “party” and collectively, the “parties”) hereby agree as follows:

ARTICLE I
DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any international, national, federal, state, local, municipal or other law (statutory, common or otherwise), constitution, treaty, convention, resolution, ordinance, directive, code, edict, decree, rule, regulation, ruling or other similar requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Balance Sheet” means the unaudited balance sheet of the Company as of December 31, 2015 delivered or made available by the Company to the Parent.

“Business Day” means any day, other than a Saturday, Sunday or any day that is a legal holiday under the Laws of the State of California or is a day on which banking institutions located in such state are authorized or required by Applicable Law or other action by a Governmental Entity to close.

“California Law” means the CCC and any other Applicable Law of the State of California.

“Cash Consideration” shall have the meaning set forth in Section 2.7(a)(ii)(1). “CCC” means the California Corporation Code or any successor statute thereto.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Company Capital Stock” means the Company Common Stock, the Company Preferred Stock and any other shares of capital stock of the Company.

“Company IP” means all Intellectual Property Rights that are used by or otherwise licensed to, owned by or purported to be owned by the Company.

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“Company Owned Intellectual Property Rights” means all of the Intellectual Property Rights owned by or purported to be owned by or exclusively licensed to the Company.

“Company Material Adverse Effect” means any fact, event, circumstance, change or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that exist or have occurred prior to or at the date of determination of the occurrence of the Company Material Adverse Effect, is or is reasonably likely to have a material adverse effect on the business, operations, assets, financial condition or results of operations of the Company taken as a whole; provided, however, that in no event shall any Effect resulting from or arising out of any of the following, either alone or in combination, be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur: (a) general economic conditions in the United States or any other country or region in the world (or changes therein), general conditions in the financial markets in the United States or any other country or region in the world (or changes therein) or general political conditions in the United States or any other country or region in the world (or changes therein); (b) general conditions in the industries in which the Company conducts business (or changes therein); (c) changes in Applicable Laws, Orders or GAAP (or the interpretation thereof); (d) acts of war, terrorism or sabotage in the United States or any other country or region in the world (or any escalation with respect thereto); (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other similar events in the United States or any other country or region in the world (in the case of each of clauses (a), (b), (c), (d) and (e), provided that such Effects may be taken into account when determining whether a Company Material Adverse Effect has occurred to the extent that such Effects have a disproportionate impact on the Company, taken as a whole, relative to other participants in the industries in which the Company conducts business); (f) any action taken (or omitted to be taken) by the Company at the written request of Parent, Merger Sub or Merger Sub LLC; or (g) any action taken by the Company that is expressly required pursuant to this Agreement.

“Company Preferred Stock” means shares of the undesignated preferred stock, no par value per share, of the Company.

“Company Products” means any and all products and services, including prior versions, currently marketed, sold, licensed, provided or distributed by Company.

“Company Stockholder Consent” shall have meaning set forth in Section 3.2(d).

“Contract” means any material written or binding oral contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense, permit, franchise or other instrument, obligation or binding arrangement or understanding of any kind or character.

“Closing Sale Price “ means, for any security as of any date, (i) the last closing trade price for such security on the Trading Market, as reported by Bloomberg Financial Markets (“Bloomberg”), or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or (ii) if the foregoing does not apply, the last trade price of such security in the Trading Market for such security as reported by Bloomberg or the OTC Pink marketplace operated by the OTC Markets Group Inc., or (iii) if no last trade price is reported for such security by Bloomberg or the OTC Pink marketplace operated by the OTC Markets Group Inc., the average of the ask prices of any market makers for such security as reported on the OTC Pink marketplace operated by the OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company Stockholders and the Parent. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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“Employee Plans” means (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (ii) all other employment, consulting and independent contractor agreement, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, holiday, vacation, incentive, deferred compensation (including non-qualified plans of deferred compensation), savings, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, supplemental retirement (including termination indemnities and seniority payments), severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreements, contracts, policies, payroll practices or arrangements (whether or not in writing) maintained or contributed to for the benefit of any current or former employee, consultant or independent contractor or director of the Company or any ERISA Affiliate, or with respect to which the Company has or is reasonably be expected to have any material Liability.

“Environmental Law” means any Applicable Law that relates to protection of human health or safety (to the extent it relates to exposure to Hazardous Materials), the environment or natural resources, or that prohibits, regulates or controls any Hazardous Materials or any Hazardous Materials Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, or any successor statutes, rules and regulations thereto.

“Environmental Permit” means any approval, permit, registration, certification, license, clearance or consent required by Environmental Law to be obtained from any Governmental Entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“ERISA Affiliate” means any Person under common control with the Company or that, together with the Company, would be treated as a single employer with the Company under Section 4001(b)(1) of ERISA or Section 414 of the Code and the regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

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“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governmental Entity” means any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign, including any arbitrator or arbitration panel.

“Hazardous Material” means any material, chemical, emission, substance or waste that has been designated by any Governmental Entity to be radioactive, toxic, hazardous, a pollutant, a contaminant or other term of similar import and legal effect, including carbon dioxide and other substances regulated by any Governmental Entity because of its contribution to global warming.

“Hazardous Materials Activity” means the transportation, transfer, recycling, collection, labeling, packaging, storage, use, treatment, manufacture, removal, disposal, remediation or release to the environment of, or human exposure to any Hazardous Material or any product or waste containing a Hazardous Material, including any requirement pursuant to Environmental Law for labeling of Hazardous Materials, payment of waste fees or charges (including so-called e-waste fees), recycling, product take back, or product content.

“Intellectual Property Rights” means any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models, including utility patents and design patents, and all registrations and applications therefore (including provisional applications) and all reissues, divisions, renewals, extensions, re-examinations, provisionals, continuations and continuations in part thereof and equivalent or similar rights anywhere in the world in inventions (collectively, “Patents”); (ii) all inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), invention disclosures and improvements, all trade secrets, know-how, and confidential or proprietary information (collectively, “Trade Secrets”); (iii) all works of authorship, copyrights (registered or otherwise, including in Software), mask works, copyright and mask work registrations and applications and all other rights corresponding thereto throughout the world, and all rights therein provided by international treaties or conventions (collectively, “Copyrights”); (iv) all industrial designs and any registrations and applications therefore; (v) all trade names, trade dress, logos, or other corporate designations, trademarks and service marks, whether or not registered, including all common law rights, and trademark and service mark registrations and applications, including all marks registered in the United States Patent and Trademark Office and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions (collectively, “Trademarks”); (vi) all rights in databases and data collections (including knowledge management databases, customer lists and customer databases) and Software; (viii) all rights to Uniform Resource Locators, Web site addresses and domain names and applications and registrations therefore (collectively, “Domain Names”); and (ix) any similar, corresponding or equivalent rights to any of the foregoing.

“IRS” means the United States Internal Revenue Service, or any successor thereto.

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“Knowledge of the Company” means the actual knowledge, after reasonable inquiry, as of the date hereof of the individuals listed under the heading “Company Individuals” as set forth in Schedule 1.1(a) of the Disclosure Schedules

“Knowledge of the Parent” means the actual knowledge, after reasonable inquiry, as of the date hereof of the individuals listed under the heading “Parent/Merger Sub Individuals” as set forth identified in Schedule 1.1(a) of the Disclosure Schedules.

“Legal Proceeding” means any action, claim, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, public or private), hearing, audit, examination or investigation by or before any Governmental Entity.

“Liabilities” means any liability, indebtedness, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, option, right of first refusal, preemptive right, community property interest, restriction on the voting of any security, restriction on the transfer of any security or other asset, or restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

“Merger Consideration” means (a) the Cash Consideration, (b) the Note Consideration and (c) the Stock Consideration.

“Note Consideration” shall have the meaning set forth in Section 2.7(a)(ii)(2).

“Object Code” means computer software, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly.

“Order” means, with respect to any Person, any order, judgment, decision, decree, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Entity that is binding on or applicable to such Person or its property.

“Parent Common Stock” means shares of common stock, par value $0.0000001 per share, of Parent.

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“Parent Material Adverse Effect” means any Effect that, individually or when taken together with all other Effects that exist or have occurred prior to or at the date of determination of the occurrence of the Parent Material Adverse Effect, is or is reasonably likely to have a material adverse effect on the business, operations, assets, financial condition or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that in no event shall any Effect resulting from or arising out of any of the following, either alone or in combination, be taken into account when determining whether a Parent Material Adverse Effect has occurred or may, would or could occur: (a) general economic conditions in the United States or any other country or region in the world (or changes therein), general conditions in the financial markets in the United States or any other country or region in the world (or changes therein) or general political conditions in the United States or any other country or region in the world (or changes therein); (b) general conditions in the industries in which Parent or any of its Subsidiaries conduct business (or changes therein); (c) changes in Applicable Laws, Orders or GAAP (or the interpretation thereof); (d) acts of war, terrorism or sabotage in the United States or any other country or region in the world (or any escalation with respect thereto); (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other similar events in the United States or any other country or region in the world (in the case of each of clauses (a), (b), (c), (d) and (e), provided that such Effects may be taken into account when determining whether a Parent Material Adverse Effect has occurred to the extent that such Effects have a disproportionate impact on Parent and its Subsidiaries, taken as a whole, relative to other participants in the industries in which Parent and its Subsidiaries conduct business); (f) any failure by Parent to meet published analysts’ estimates, internal or external projections or forecasts of revenues, earnings or other financial or business metrics, in and of itself (it being understood that the underlying cause(s) of any such failure may be taken into account unless otherwise excluded by this definition); (g) any decline in the market price or change in the trading volume of the Parent Common Stock, in and of itself (it being understood that the underlying cause(s) of any such decline or change may be taken into account unless otherwise excluded by this definition); (h) the public announcement or pendency of this Agreement or the transactions contemplated hereby (including any loss of, or adverse change in, the relationship of such Person or any of its Subsidiaries with its employees, customers, distributors, partners or suppliers that is related thereto); (i) any action taken (or omitted to be taken) by Parent at the written request of the Company; or (j) any action taken by Parent or its Subsidiaries that is expressly required pursuant to this Agreement.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or Taxes being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the Balance Sheet, (b) mechanics’, carriers’, workmen’s, repairmen’s, landlord’s or other like Liens or other similar Liens arising or incurred in the ordinary course of business for amounts not in default, and (c) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable real property leased by the Company.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Pre-Closing Tax Period” means a taxable period ending prior to the Closing Date and the portion of any Straddle period ending on and including the Closing Date.

“Registered IP” means all United States, international and foreign: (i) Patents; (ii) Trademark registrations and applications for registration; (iii) Copyright registrations and applications for registration; (iv) Domain Name registrations; and (v) any other Intellectual Property Rights that are the subject of an application or registration.

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“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Shrink-Wrap Code” means generally commercially available Software where available for a cost of not more than (i) $100,000 for an annual license for a single user or work station or

(ii) $250,000 in the aggregate for all users and work stations.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in Source Code or Object Code and (ii) computerized databases and compilations.

“Source Code” means computer software and code, in form other than Object Code or machine readable form, which may be displayed in human readable form, including related programmer comments and annotations, help text, instructions and procedural, object-oriented and other code.

“Stock Consideration” shall have the meaning set forth in Section 2.7(a)(ii)(3).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tax” means (i) any and all U.S. federal, state, local and non-U.S. taxes and other like assessments, governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, goods and services, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any Liability for the payment of any amounts of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group for any period (including any Liability under Treasury Regulation Section 1.1502- 6 or any comparable provision of Applicable Law (including any arrangement for group or consortium relief or similar arrangement)) and (iii) any Liability for taxes of a predecessor or transferor or otherwise by operation of law.

“Tax Refund” means any refund, rebate, abatement, reduction or other recovery (whether directly or indirectly through a right of setoff or credit) of Taxes (including payments of estimated Taxes) of the Company and any interest received thereon with respect to all Pre- Closing Tax Periods (including the portion of any Straddle Tax Period ending on the Closing Date).

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“Tax Returns” means all returns, declarations, estimates, reports, statements and other documents filed or required to be filed in respect of any Taxes, including any attachments thereto or amendments thereof.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Parent Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets Groups Inc.’s OTCQX Market, OTCQB Market or OTC Pink Market.

“Transaction Documents” means (a) each of the agreements, documents, certificates and instruments being delivered pursuant to this Agreement, including but not limited to the Secured Notes, Security Agreement and Employment Agreement, (b) any other agreements, documents, certificates and instruments executed by the Company and delivered to Parent, Merger Sub and/or Merger Sub LLC on the Closing Date, Effective Time or on the date of this Agreement and (c) any other agreements, documents, certificates and instruments that the Company and Parent agree in writing are “Transaction Documents” for purposes of this Agreement.

“Transaction Expenses” means all third-party fees, costs, expenses, payments and expenditures incurred by or on behalf of a Party in connection with the Merger, this Agreement and the transactions contemplated by this Agreement, whether or not incurred, billed or accrued (including any fees, costs expenses, payments and expenditures of legal counsel, accountants, and auditors, in each case incurred by or on behalf of such Party in connection with the Merger, this Agreement and the transactions contemplated by this Agreement).

1.2 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Sections, Articles, Annexes, Exhibits or Schedules, shall be deemed to refer to Sections, Articles, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b) Unless otherwise indicated, (i) the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation”; (ii) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iv) words importing the singular shall also include the plural, and vice versa.

(c) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(d) Unless otherwise specifically provided, all references in this Agreement to “Dollars” or “$” means United States Dollars.

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(e) As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires. Article, Section, clause and Schedule references contained in this Agreement are references to Articles, Sections, clauses and Schedules in or to this Agreement, unless otherwise specified.

(f) As used in this Agreement, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.”

(g) Whenever any reference is made in this Agreement to the Company having “made available” any document or information, such phrase shall include having made such document or information available prior to the date of this Agreement in the electronic data room utilized in connection with the transactions contemplated by this Agreement.

(h) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II
THE MERGER

2.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of California Law, at the Effective Time, Merger Sub shall be merged with and into the Company in the First Step Merger, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving entity. The Company, as the surviving entity of the First Step Merger, is sometimes hereinafter referred to as the “Interim Surviving Corporation.”

(b) As part of a single integrated plan, as soon as practicable following the Effective Time on the Closing Date, upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the CCC and California Law, the Interim Surviving Corporation shall be merged with and into Merger Sub LLC in the Second Step Merger, the separate corporate existence of the Interim Surviving Corporation shall thereupon cease and Merger Sub LLC shall continue as the surviving entity of the Second Step Merger and as a wholly owned Subsidiary of Parent. Merger Sub LLC, as the surviving entity of the Second Step Merger, is referred to herein as the “Surviving Company”.

2.2 The Effective Time of First Step Merger and Second Step Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the First Step Merger to be consummated under California Law by filing an agreement of merger in customary form and substance (the “Agreement of Merger”) with the Secretary of State of the State of California (the “California Secretary of State”) in accordance with the applicable provisions of California Law (the time of such filing and acceptance by the California Secretary of State, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Agreement of Merger, being referred to herein as the “Effective Time”).

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(b) As soon as practicable after the Effective Time on the Closing Date, Parent shall cause the Second Step Merger to be consummated under California Law by filing an agreement or certificate of merger in customary form and substance with the California Secretary of State in accordance with the applicable provisions of California Law and the Second Step Merger shall be effective at the time of such filing and acceptance by the California Secretary of State (the time of such filing and acceptance by the California Secretary of State, or such later time as may be agreed in writing by Parent, Merger Sub LLC and the Company and specified in the Certificate of Merger, being referred to herein as the “Second Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place electronically via electronic mail (“Email”), on a date and at a time to be agreed upon by Parent, Merger Sub, Merger Sub LLC, the Company and the Company Stockholders, which date shall be no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder), of such conditions) or at such other location, date and time as the parties shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date”.

2.4 Effect of the First Step Merger and Second Step Merger.

(a) At the Effective Time, the effect of the First Step Merger shall be as provided in this Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Interim Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Interim Surviving Corporation.

(b) At the Second Effective Time, the effect of the Second Step Merger shall be as provided in this Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing and subject thereto, at the Second Effective Time, all of the property, rights, privileges, powers and franchises of the Interim Surviving Corporation shall vest in Merger Sub LLC as the Surviving Company in the Second Step Merger, and all debts, liabilities and duties of the Interim Surviving Corporation shall become the debts, liabilities and duties of Merger Sub LLC as the Surviving Company in the Second Step Merger.

2.5 Articles of Incorporation and Bylaws.

(a) Articles of Incorporation. At the Effective Time, subject to the provisions of Section 7.10, the articles of incorporation of the Company shall be amended and restated in its entirety to read identically to the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated articles of incorporation shall become the articles of incorporation of the Interim Surviving Corporation until thereafter amended in accordance with the applicable provisions of California Law and such articles of incorporation.

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(b) Bylaws. At the Effective Time, subject to the provisions of Section 7.10, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Interim Surviving Corporation until thereafter amended in accordance with the applicable provisions of California Law, the articles of incorporation of the Interim Surviving Corporation and such bylaws.

(c) Surviving Company. At the Second Effective Time, the certificate of formation and the limited liability company operating agreement of Merger Sub LLC as in effect immediately prior to the Second Effective Time shall be the certificate of formation and the limited liability company operating agreement of the Surviving Company in the Second Step Merger until thereafter amended in accordance with the applicable provisions of California Law and such limited liability company operating agreement.

2.6 Directors and Officers.

(a) Directors of the Interim Surviving Corporation. At the Effective Time, the initial directors of the Initial Surviving Corporation shall be the directors of the Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Interim Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers of the Interim Surviving Corporation. At the Effective Time, the initial officers of the Initial Surviving Corporation shall be officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Interim Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(c) Managers and Officers of the Surviving Company. At the Second Effective Time, the initial managers and officers of the Surviving Company shall be the managers and officers, respectively of Merger Sub LLC immediately prior to such effective time, each to hold the office in accordance with the limited liability company operating agreement of the Surviving Company until their respective successors are duly elected or appointed and qualified.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Capital Stock of Merger Sub. Each share of common stock, no par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Interim Surviving Corporation, and shall constitute the only outstanding shares of capital stock of the Interim Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Interim Surviving Corporation.

(ii) Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished, and upon the surrender of stock certificates representing shares of Company Common Stock (the “Certificates”), shall be automatically converted into the right for each Company Stockholder to receive Merger Consideration, without interest thereon, as set forth below:

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(1) a cash payment at the Effective Time equal to the product obtained by multiplying (A) Four Hundred Thousand Dollars ($400,000) and (B) the number to the right of such Company Stockholder’s name under Column II titled “Percentage of Company Equity Ownership Prior to Merger” in the table set forth in Exhibit A attached hereto (the “Cash Consideration” and the aggregate Cash Consideration received by all of the Company Stockholders, hereinafter, the “Aggregate Cash Consideration”);

(2) a secured note substantially in the form attached hereto as Exhibit B (the “Secured Note”), with terms that shall include: (A) an original principal amount owed under such note equal to the product obtained by multiplying (X) Six Hundred Thousand Dollars ($600,000) and (Y) the number to the right of such Company Stockholder’s name under Column II titled “Percentage of Company Equity Ownership Prior to Merger” in the table set forth in Exhibit A attached hereto, (B) the amount owed by Parent under such note shall be payable each Company Stockholder in two equal installments, the first installment being due on or before the date that is sixty (60) calendar days after the Effective Time and the second installment being due on or before the date that is ninety (90) calendar days after the Effective Time; (C) such Notes will be secured by a first priority perfected security interest in all of the Company Owned Intellectual Property Rights, as evidenced by a pledge and security agreement, substantially in the form attached hereto as Exhibit C, (as amended or modified from time to time in accordance with its terms, the “Security Agreement”) (the Secured Notes issued to the Company Stockholders, hereinafter the “Note Consideration”); and

(3) a number of shares of Parent Common Stock equal to the number to the right of such Company Stockholder’s name under Column III titled “Number of Parent Common Stock Shares for Merger” in the table set forth in Exhibit A attached hereto (the “Stock Consideration”).

(b) Adjustment to Aggregate Cash Consideration. A portion of the Aggregate Cash Consideration equal to One Hundred Fifty Thousand Dollars ($150,000) shall constitute escrowed Cash Consideration (the “Escrowed Cash Consideration”). The Escrowed Cash Consideration shall be withheld from the Aggregate Cash Consideration otherwise deliverable to the Company Stockholders at the Effective Time (the Aggregate Cash Consideration less the withheld Escrowed Cash Consideration shall hereinafter be referred to as the “Net Aggregate Cash Consideration”). The percentage amount of contribution by each Company Stockholder to the Escrowed Cash Consideration shall be equal to product obtained by multiplying (A) such Company Stockholder’s percentage ownership of the Company as set forth under Column II titled “Percentage of Company Equity Ownership Prior to Merger” in the table set forth in Exhibit A attached hereto, and (B) the Escrowed Cash Consideration. The Escrowed Cash Consideration shall be delivered, held and disbursed solely for the purposes described and in accordance with the terms set forth in Section 7.13 of this Agreement.

(c) Adjustment to Stock Consideration. A portion of the Stock Consideration equal to Forty Five Thousand Five Hundred Two (45,502) shares of Parent Company Stock shall be withheld and issued by the Parent directly to John Bates at the Effective Time in satisfaction of Company’s obligations under the Bates Settlement Agreement.

(d) Fractional Shares. In lieu of any fractional share of Parent Common Stock that otherwise would be issuable pursuant to the Merger, each holder of shares of Company Common Stock who otherwise would be entitled to receive a fraction of a share of Parent Common Stock pursuant to the Merger will instead receive one whole share of Parent Common Stock.

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(e) Merger Sub LLC. Subject to the provisions of this Agreement, upon the consummation of the Second Step Merger, automatically by virtue of the Second Step Merger and without any action on the part of Parent, Merger Sub, Merger LLC, the Company or any Company Stockholder:

(i) each membership interest of Merger Sub LLC outstanding immediately prior to the Second Step Merger shall be unchanged and shall remain issued and outstanding; and

(ii) each share of the Interim Surviving Corporation common stock issued and outstanding immediately prior to the consummation of the Second-Step Merger shall be canceled without consideration and shall cease to be an issued and outstanding share of Interim Surviving Corporation common stock.

2.8 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate theretofore representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the terms of this Agreement and any other Company Stockholder rights as set forth in this Agreement and in the other Transaction Documents. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Company of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with the procedures set forth, in this Article II.

2.9 Taking of Necessary Action; Further Action. Subject to the terms and conditions herein provided, each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party shall use commercially reasonable efforts to obtain consents of all Governmental Entities and other Persons necessary for the consummation of the transactions contemplated by this Agreement.

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2.10 Put Option. At any time after the date which is the second anniversary of the Effective Time and extending until the date that is 180th calendar day after such second anniversary date (such period, the “Put Exercise Period”), each of the Company Stockholders, in his individual and sole discretion, shall have a right (the “Put Option”) to require Parent to purchase such number of shares to the right of each Company Stockholder’s name under Column IV titled “Maximum Number of Put Option Shares” in the table set forth in Exhibit A attached hereto, that were originally issued to such Company Stockholder under this Agreement and still owned by such Company Stockholder (whether held by such Company Stockholder or held by a brokerage in book entry form on behalf of such Company Stockholder) as of the Put Date (such remaining Parent Common Stock, the “Put Option Shares”), at a price equal to the Put Option Purchase Price, with such purchase occurring on the Put Date. During the Put Exercise Period, each of the Company Stockholders may exercise the Put Option with respect to such Company Stockholder’s Put Option Shares by delivering a written notice (the “Put Notice”) to Parent instructing Parent to purchase the number of the Company Stockholder’s Put Option Shares specified in such notice (the “Exercised Put Option Shares”) on the Put Date. On the Put Date, (i) such Company Stockholder shall (a) tender all of the share certificates evidencing the Exercised Put Option Shares then held by such Company Stockholder, duly endorsed or accompanied by stock powers duly executed, (b) if such Company Stockholder alleges that any of any of such share certificates has been lost, stolen, or destroyed, tender an affidavit of lost certificate(s) and agreement reasonably acceptable to Parent to indemnify Parent against any claim that may be made against Parent on account of the alleged loss, theft or destruction of such certificate(s) (such affidavit and agreement to indemnify, collectively, the “Affidavit”) and (c) if any of the Exercised Put Option Shares are then held by a brokerage in book-entry form on behalf of such Company Stockholder, transfer ownership to Parent of such Put Option Shares then held by such Company Stockholder in book-entry form by means of a book-entry transfer of such Put Option Shares to an account maintained by Parent at the Parent’s transfer agent and/or with The Depository Trust Company, and (ii) Parent shall tender to such Company Stockholder the Put Option Purchase Price for such Exercised Put Option Shares by wire transfer of immediately available funds in an amount equal to the Put Option Purchase Price pursuant to the wiring instructions provided by such Company Stockholder in the Put Notice. Delivery of the Exercised Put Option Shares (or the Affidavit, if applicable) and tender of the Put Option Purchase Price shall each be deemed to be conditions precedent to the other. For purposes hereof, the “Put Option Purchase Price” with respect to a Company Stockholder’s Put Option Shares shall be equal to the product obtained by multiplying: (A) the quotient obtained by dividing (x) One Million Dollars ($1,000,000) by (y) One Million Four Hundred Seventy Eight Thousand Eight Hundred Thirty Six (1,478,836), and (B) the Exercised Put Option Shares. For purposes of this Section 2.10, the number of Put Option Shares shall be proportionally adjusted in the event of any reclassification, stock splits or reverse splits, stock dividends or similar events, as the case may be, with respect to the Parent Common Stock during the period from the Closing Date through the date immediately prior to the Put Date. For purposes of this Section 2.10, the “Put Date” shall mean, with respect to a Company Stockholder exercising the Put Option, the Business Day specified in the Put Notice delivered by such Company Stockholder on which the purchase of the Exercised Put Option Shares by Parent will occur, which date shall be no less than 5 Business Days after the date on which the Put Notice is delivered to Parent and no more than 10 Business Days after the date on which the Put Notice is delivered to Parent. Notwithstanding anything contained in this Section 2.10 to the contrary, Parent shall be under no obligation to tender the Put Option Purchase Price to any Company Stockholder that delivers a Put Notice to the Parent during the Put Exercise Period if for a period of ninety (90) consecutive Trading Days prior to the Put Date specified in the Put Notice (the “90 Day Period”): (X) the Closing Sale Price of each share Parent Common Stock is at least $0.88 per share; and (Y) the average daily trading volume of the Parent Common Stock, as reported on Bloomberg or the OTC Pink marketplace operated by the OTC Markets Group Inc., shall be at least 50,000 shares per Trading Day (both of which being subject to appropriate adjustment in the event of any reclassification, stock splits or reverse splits, stock dividends or similar events, as the case may be, with respect to the Parent Common Stock).

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2.11 Tax Treatment. The Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties hereto intend that the First Step Merger and the Second Step Merger will constitute integrated steps in a single “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by executing this Agreement. Except as specifically set forth in this Agreement, no party hereto shall take any action that would reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

2.12 Legends. Any stock certificate evidencing Parent Common Stock issued to any Company Stockholder representing the Stock Consideration shall be imprinted with the following legends (or the substantial equivalent thereof):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except, with respect to any Section of this Article III, as set forth in the schedules set forth in the disclosure schedules (the “Disclosure Schedules”) delivered by the Company to Parent on the date of this Agreement that specifically relates to such Section, the Company hereby represents and warrants to Parent, Merger Sub and Merger Sub LLC as follows:

3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under California Law. The Company has the requisite power and authority to carry on its business as it is presently being conducted and to own, lease or operate its respective properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States). The Company has delivered to Parent complete and correct copies of its articles of incorporation and bylaws, as amended to date. The Company is not in violation of its articles of incorporation or bylaws. The Company has delivered to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the shareholders, the Company Board held since inception other than any such minutes relating to this Agreement or the transactions contemplated hereby. The minute books, stock ownership and transfer records, corporate books and records, and financial, business and other records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The Company has no Subsidiaries.

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3.2 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject in the case of the Merger to obtaining the Requisite Shareholder Approval, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (including the Merger), other than in the case of the Merger obtaining the Requisite Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and Merger Sub LLC, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Law affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(b) The Company Board executed a unanimous written consent in which it: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its shareholders, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iv) directed that the adoption of this Agreement be submitted to a vote of the shareholders of the Company, and (v) resolved to recommend that the holders of shares of Company Common Stock adopt this Agreement in accordance with the applicable provisions of California Law.

(c) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to adopt this Agreement (the “Requisite Shareholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock necessary (under Applicable Law or otherwise) to consummate the Merger and the other transactions contemplated by this Agreement.

(d) The Company Stockholders executed a unanimous written consent in which it: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its shareholders, and (iii) approved this Agreement and the transactions contemplated hereby, including the Merger (the “Company Stockholder Consent”).

3.3 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of Company Preferred Stock. As of February [●], 2016 (the “Capitalization Reference Date”), (A) 2,094,240 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding or held by the Company as treasury shares and (C) no shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock were validly issued, fully paid, nonassessable and free of any preemptive rights. Since the Capitalization Reference Date through (and including) the date of this Agreement, the Company has not issued any shares of Company Capital Stock.

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(b) Except as set forth in Schedule 3.3(b) of the Disclosure Schedules, there are (i) no outstanding shares of Company Capital Stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, stock appreciation rights, warrants, restricted stock units, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any Company Capital Stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of Company Capital Stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company to make any payments based on the price or value of the Company Securities. There are no outstanding Contracts of any kind which obligate the Company to repurchase, redeem or otherwise acquire any Company Securities.

(c) Other than this Agreement, the Company is not a party to any Contracts restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any securities of the Company.

3.4 Non-contravention; Required Consents.

(a) The execution, delivery or performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby (including the Merger) and the compliance by the Company with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the articles of incorporation or bylaws or other constituent documents of the Company, (ii) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the loss of any material benefit or the imposition of any additional payment or other Liability under, any Contract to which the Company is a party or by which the Company or any of its properties or assets may be bound, (iii) assuming compliance with the matters referred to in Section 3.4(b) and, in the case of the consummation of the Merger, subject to obtaining the Requisite Shareholder Approval, violate or conflict with any Applicable Law or Order or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company.

(b) No consent, approval, Order or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Entity is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger), except (i) the filing and recordation of the Agreement of Merger with the California Secretary of State as required by the CCC, and (ii) such filings and approvals as may be required by any federal or state securities laws.

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3.5 Financial Statements. The Company has furnished Parent with copies of the following financial statements: (i) an unaudited balance sheets as of December 31, 2014 and December 31,2015 (the “Balance Sheet”) and the related statements of operations, stockholders’ deficit and cash flows for the fiscal years of the Company ended on such date (the “Financial Statements”). The Financial Statements of the Company that the Company has delivered or made available to Parent are correct and complete and fairly presented in all material respects the financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements), were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and are consistent with the books and records of the Company.

3.6 No Undisclosed Liabilities. The Company has no Liabilities other than (a) Liabilities reflected or otherwise reserved against in the Balance Sheet, (b) fees and expenses payable to any accountant, outside legal counsel or financial advisor which are incurred in connection with the negotiation of this Agreement or the consummation of the transactions contemplated by this Agreement (including the Merger), (c) Liabilities under this Agreement, (d) Liabilities under the Contracts identified in Schedule 3.8(a) of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Contracts and (e) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet, none of which constitute or would constitute a violation or breach of any condition or covenant in any Contract or this Agreement, commission of any tort or violation of any Applicable Law.

3.7 Absence of Certain Changes.

(a) Except for actions expressly contemplated by this Agreement, since the date of the Balance Sheet through the date of this Agreement, the business of the Company has been conducted, in all material respects, in the ordinary course consistent with past practice;

(b) Except for actions expressly contemplated by this Agreement, since the date of the Balance Sheet through the date of this Agreement, there has not occurred any damage, destruction or other casualty loss (whether or not covered by insurance) with respect to any Company property, asset or business that, individually or in the aggregate, would have a Company Material Adverse Effect; and

(c) Since the date of the Balance Sheet, there has not been or occurred or there does not exist any Company Material Adverse Effect or any other Effect that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transaction contemplated by this Agreement in accordance with the terms hereof and Applicable Law.

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3.8 Material Contracts.

(a) Schedule 3.8(a) of the Disclosure Schedules contains a list that is complete and accurate as of the date hereof of all Company Material Contracts. The Company has delivered or made available to Parent complete and correct copies of each such Contract. For purposes of this Agreement, a “Company Material Contract” means any Contract that is effective as of the Closing Date to which the Company is a party (a) with expected receipts or expenditures in excess of $5,000, (b) requiring the Company to indemnify any person, (c) granting exclusive rights to any party, or (d) evidencing indebtedness for borrowed or loaned money, including guarantees of such indebtedness, or that otherwise creates, gives rise to or otherwise contemplates any Lien over or in respect of any Company asset, (e) any Contract relating to any guarantee of the performance or Liabilities of any other Person by the Company, (f) any equipment lease Contract of the Company providing for rental payments by the Company in excess of $5,000, under which any equipment is held or used by the Company, (g) any Contract relating to the Company’s development or co-ownership of Intellectual Property Rights, (h) any Contract involving a sharing of profits, losses, costs or Liabilities by the Company with any other Person, including any partnership or joint venture agreement, (i) any non-competition, non- solicitation, severance or termination Contract with any present or former employee, director or consultant of the Company, (j) any Contract involving a sharing of profits, losses, costs or Liabilities by the Company with any other Person, including any partnership or joint venture agreement, or (k) any other Contract entered into outside of the ordinary course of business, the breach, loss or performance of any provision of which would reasonably be expected to have a Company Material Adverse Effect.

(c) Each Company Material Contract is valid and binding on the Company and is in full force and effect, and neither the Company nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under any such Company Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company, or, to the Knowledge of the Company, any other party thereto. As of the date hereof, the Company has not received any written notice or other written communication regarding any actual or possible violation or breach of or default under, or intention to cancel or modify, any Company Material Contract.

3.9 Compliance with Applicable Law. The Company has at all times been in compliance with all Applicable Laws and Orders. The Company (a) has not received any written notice of any administrative, civil or criminal investigation or audit by any Governmental Entity relating to the Company, (b) has not received any written notice from any Governmental Entity alleging any violation by the Company of any Applicable Law or Order nor (c) has not provided any written notice to any Governmental Entity regarding any violation by the Company of any Applicable Law or Order, and no such notice referred to in clauses (a), (b) or (c) of this Section 3.9 remains outstanding or unresolved as of the date of this Agreement.

3.10 Permits. The Company is in compliance with the terms of all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to occupy and operate each Leased Real Property and to conduct their businesses as currently conducted (“Permits”), and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened. Schedule 3.10 of the Disclosure Schedules contains a list of all Permits (identified by document title or name, issuing authority, identifying number and expiration date, if any) held by the Company that relate in any way to the Company, its business or any of its assets. Such Permits collectively constitute all of the Permits necessary to permit the Company to lawfully conduct its business in the manner presently conducted and to permit the Company to own and use its assets in the manner in which they are currently owned and used. The Company has not received any written notice from any Governmental Entity regarding (a) any violation by the Company of any Permits or the failure to have any required Permits, or (b) any revocation, cancellation or termination of any Permits held by the Company, and no such notice in either case remains outstanding or unresolved as of the date of this Agreement.

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3.11 Litigation. As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its properties. To the Knowledge of the Company, except as set forth in Section 3.11 of the Disclosure Schedule, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for, the commencement of any Legal Proceeding against the Company or any of its properties. As of the date hereof, neither the Company nor any of its properties, including the Assets and the Leased Real Property, is subject to any outstanding Order that, individually or in the aggregate, is or would reasonably be expected to be material to the Company, taken as a whole, or to prevent, materially delay or materially impair the ability of the Company to consummate the transaction contemplated by this Agreement in accordance with the terms hereof and Applicable Law.

3.12 Customers and Suppliers.

(a) To the Knowledge of the Company, (i) the Company has no outstanding material disputes concerning any Company Products with any customer who accounted for at least 1% of the Company’s revenues during the fiscal year ended December 31, 2014 based on amounts paid or payable to the Company by such customers (each, a “Significant Customer”) and (ii) the Company has not received any written or bona fide oral notice from any Significant Customer that such Significant Customer shall not continue as a customer of the Company. Since December 31, 2014, the Company has not had any material quantity of Company Products returned by a purchaser thereof except for normal warranty returns consistent with past history.

(b) To the Knowledge of the Company, (i) the Company has no outstanding material dispute concerning products and/or services provided by any supplier to which amounts paid or payable by the Company to such supplier during the fiscal year ended December 31, 2014 accounted for an amount equal to or greater than $100,000 during the fiscal year ended December 31, 2014 (each, a “Significant Supplier”) and (ii) the Company has not received any written or, to the Knowledge of the Company, bona fide oral notice from any Significant Supplier that such Significant Supplier shall not continue as a supplier to the Company. To the Knowledge of the Company, the Company has access, in all material respects and on commercially reasonable terms, to all products and services reasonably necessary to carry on the Company’s business, and the Company has no Knowledge of any reason why it will not continue to have such access in all material respects and on commercially reasonable terms.

3.13 Taxes.

(a) The Company has made available to Parent copies of all such Tax Returns for tax periods commencing after December 31, 2010, as well as copies of any and all audit reports relating to Taxes and issued by or with respect to the Company, and any and all revenue agent (or any similar agent of any Governmental Authority) examination reports, information document requests, notices of proposed deficiencies, notices of deficiency, protests, petitions, settlement agreements, closing agreements, private letter ruling requests and technical advice memoranda received by, submitted by, or agreed to by, or on behalf of, the Company or to which the Company is subject. The Company has prepared and timely filed (taking into account all applicable extensions) all income, franchise and other U.S. federal, state, local and non-U.S. Tax Returns required to be filed by it, and such Tax Returns are in all material respects true and correct and have been completed in accordance with Applicable Law.

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(b) The Company has (i) timely paid all material Taxes it is required to pay (whether or not shown on a Tax Return), and (ii) timely withheld (and timely paid over any withheld amounts to the appropriate Taxing authority) all material federal and state income Taxes, Federal Insurance Contribution Act and Federal Unemployment Tax Act amounts, and other Taxes it is required to withhold. All material Taxes due and payable by the Company for any period preceding, or ending on or prior to, the Closing Date, with respect to which a Tax Return was not due prior to the Closing Date, (i) have been paid, or (ii) have been properly accrued or otherwise adequately reserved for on the face of the Balance Sheet, and shall, in accordance with past custom and practice, be accrued on the books and records of the Company from time to time through the Closing Date, and such Taxes shall not exceed the amounts reserved by the Company with respect thereto.

(c) No audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified in writing of any request for such an audit or other examination. No adjustment relating to any Tax Return filed by the Company has been proposed in writing by any Governmental Entity. No written claim has ever been made by any Governmental Entity that the Company is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(d) There are no Liens on the assets of the Company relating or attributable to Taxes, other than Permitted Liens. There is no claim pending or threatened against the Company relating or attributable to Taxes which, if adversely determined, would result in any Encumbrance on any Company asset and, to the Knowledge of the Company, there is no reasonable basis for the assertion of any such claim against the Company.

(e) The Company has no knowledge of any facts or has taken or agreed to take any action that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) There is no power of attorney currently in force with respect to any matter relating to Taxes of the Company.

(g) Schedule 3.13 of the Disclosure Schedules sets forth all material Tax elections currently in effect for the Company and a list naming each jurisdiction in which the Company currently files Tax Returns.

(h) Notwithstanding anything to the contrary in this Agreement, the Company is not making, and shall not be construed to have made, any representation or warranty as to the amount or utilization of any net operating loss or tax credit of the Company.

3.14 Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Company Material Adverse Effect, and is in compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any Leased Real Property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Company Material Adverse Effect.

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3.15 Employee Benefit Plans. The Company is not a party to any Employee Plans under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company.

3.16 Employees; Salaries; Labor Matters.

(a) Schedule 3.16 of the Disclosure Schedules contains a true, complete and correct list as of the date hereof setting forth (i) the names, hire dates, current compensation rates and job titles of all individuals presently employed by the Company on a salaried basis, (ii) the names, hire dates, current compensation rates and job titles of all individuals presently employed by the Company on an hourly basis, and (iii) the names and total annual compensation for all independent contractors who render material services on a regular basis to the Company. Except as set forth in Schedule 3.16 of the Disclosure Schedules and/or other Schedules of the Disclosure Schedules, or in the ordinary course of business, no person listed thereon has received any bonus or increase in compensation since September 30, 2015, nor since that date has there been any unfulfilled promise to the employees listed on Schedule 3.16 of the Disclosure Schedules orally or in writing of any bonus or increase in compensation, whether or not legally binding, except for (i) increases in the ordinary course of business consistent with the past compensation practices of the Company, and (ii) obligations incurred under existing Employee Plans (if any). Section 3.16 of the Disclosure Schedule contains a complete and accurate list of all directors of the Company, including the terms of their compensation and benefits for acting in such capacity.

(b) Except as listed on Schedules 3.15 or 3.16(b) of the Disclosure Schedules, or any other Schedule of the Disclosure Schedule, the Company is not a party to or obligated with respect to any outstanding Contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors or dealers. Correct and complete copies of all such documents have been made provided to Buyer. The Company has at all times complied in all material respects with all applicable Laws relating to the employment of labor, including provisions thereof relating to immigration status, wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes relating to the Company. Except as set forth on Schedule 3.16(b) of the Disclosure Schedules, there are no administrative charges or court complaints pending or, to the Knowledge of the Company, threatened in connection with the Company before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor. All salaries, wages, commissions and other compensation and benefits payable to each employee and independent contractor of the Company have been accrued and paid by the Company when due for all periods through the date hereof, and, as of the Closing Date, shall have been paid by the Company when due for all periods through the Closing Date, except for stub period payroll obligations resulting from the Closing Date occurring between normal Company paydays, which payroll obligations are and shall be properly accounted for in the financial records of the Company in accordance with GAAP.

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(c) The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to the Knowledge of the Company, threatened, any of which could have a Company Material Adverse Effect.

3.17 Real Property.

(a) The Company does not own any real property or any interest (other than a leasehold interest) in any real property.

(b) Schedule 3.17(b)(i) of the Disclosure Schedules contains a complete and accurate list of all of the existing leases, subleases, licenses, or other agreements (collectively, the “Leases”) under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property (such real property, the “Leased Real Property”) including, with respect to each Lease, the name of the lessor, or the master lessor and sublessor, the date and term of the Lease and each amendment thereto, the square footage of the premises leased thereunder, and the aggregate annual rental payable thereunder). The Company has heretofore made available to Parent true and correct copies of all Leases (including all modifications, amendments, supplements, consents, waivers and side letters thereto and all agreements in connection therewith, including all work letters, improvement agreements, estoppel certificates, and subordination agreements). Each Lease is valid and binding on the Company and is in full force and effect, and neither the Company nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Lease, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company, or, to the Knowledge of the Company, any other party thereto, except in each of the foregoing cases as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole. The Company has not received any written notice or other written communication regarding any actual or possible violation or breach of or default under, or intention to cancel or modify, any Lease, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole. The Company does not owe broker commissions with respect to any Leased Real Property that, individually or in the aggregate, would reasonably be expected to be material to the Company. The Company has valid leasehold estates in the Leased Real Property, subject to no Liens other than Permitted Liens, except as, individually or in the aggregate, would not reasonably be expected to be material to the Company, taken as a whole. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the rights of the Company or alter the rights or obligations of the landlord under, or give to others any rights of termination, amendment, acceleration or cancellation of any Leases, or otherwise adversely affect the continued use and possession of any Leased Real Property for the conduct of business as presently conducted, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole.

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3.18 Assets; Personal Property. Except for (i) the Liens listed under Part 1 of Section 3.18 of the Disclosure Schedule, all of which shall be discharged by the Company before or in connection with the Closing, (ii) the Liens listed under Part 2 of Section 3.18 of the Disclosure Schedule, which shall remain in place on and after the Closing Date until discharged in accordance with their terms, and (iii) any other Permitted Liens, the Company holds, and on the Closing Date shall hold, all legal and beneficial right, title and interest in and to all of its properties and assets, free and clear of any Liens. The assets, property and rights (tangible and intangible) owned, leased and licensed by the Company are sufficient for the conduct of the Company’s business as presently conducted. The Company is, and on the Closing Date shall be, in possession and control of all tangible personal property included in its assets, and (ii) except for leased equipment held under written equipment leases, any license of intellectual property of another Person or the Company’s possession of the Leased Real Properties, the Company is not, and on the Closing Date shall not be, in possession of any asset that is owned by another Person. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company, taken as a whole, (i) the machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company (the “Company Assets”) are, in the aggregate, sufficient and adequate in all material respects to carry on their respective businesses in all material respects as presently conducted, and such Assets are in good operating condition and repair in all material respects (ordinary wear and tear and ongoing maintenance excepted) and (ii) the Company is in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use such Assets.

3.19 Intellectual Property.

(a) Schedule 3.19(a) of the Disclosure Schedules contains a complete and accurate list of the Company Owned Intellectual Property Rights, including but not limited to all of the Company’s Registered IP (“Company Registered IP”)(other than Company Owned Intellectual Property Rights that are exclusively licensed to the Company).

(b) The Company Owned Intellectual Property Rights are valid, sustaining and enforceable and with respect to each item of Company Registered IP, all necessary registration, maintenance and renewal fees have been paid.

(c) Schedule 3.19(c) of the Disclosure Schedules contains a complete and accurate list of all Contracts (i) under which the Company has the right to use or acquire ownership of any material Company IP, other than Shrink-Wrap Code or (ii) under which the Company licenses to others the right to use or agreed to transfer to others any Intellectual Property Rights that are material Company Owned Intellectual Property Rights, other than non-disclosure agreements and non-exclusive license agreements entered into in the ordinary course of business (such Contracts, the “Company IP Agreements”). The Company has made available to Parent complete and correct copies of each such Company IP Agreement, if any. To the Knowledge of the Company, (w) each Company IP Agreement is valid and binding on the Company that is a party thereto and is in full force and effect; (x) neither the Company nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any Company IP Agreement; (y) no event has occurred that with notice or lapse of time or both would constitute such a breach or default under any Company IP Agreement by the Company; and (z) there are no pending material disputes regarding the scope of any Company IP Agreements, performance under the Company IP Agreements, or with respect to payments made or received under any Company IP Agreements.

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(d) The Company owns or has sufficient rights to use all Intellectual Property Rights that are either used in or necessary for the conduct of the business of the Company as currently conducted, and to the Knowledge of the Company, neither the operation of the business of the Company nor the use, provision, support, reproduction, making, distribution, marketing, sale, license or display of the Company Products by Company infringes or misappropriates the Intellectual Property Rights of any Person.

(e) Except as set forth in Schedule 3.19(e) of the Disclosure Schedules, (i) the Company owns all right, title and interest in the Company Owned Intellectual Property Rights (other than Company Owned Intellectual Property Rights that are exclusively licensed to the Company) free and clear of all Liens (other than (A) obligations arising under the terms of any (1) of the Company IP Agreements listed on Schedule 3.19(e) of the Disclosure Schedules, (2) Contracts for Shrink-Wrap Code or (3) Contracts for out-bound non-disclosure agreements entered into in the ordinary course of business and (B) Permitted Liens); (ii) the Company has the exclusive right to bring actions against any person that is infringing any Company Owned Intellectual Property Rights and to retain for the Company any damages recovered in any such action; (iii) no trademark of the Company has been or is now involved in any opposition, invalidation or cancellation Legal Proceeding and, to the Knowledge of the Company, no such action is threatened with respect to any of the marks; (iv) to the Knowledge of the Company, there is no potentially interfering U.S. trademark application of any other Person for goods in International Class 25; and (v) no Person other than the Company has ownership rights to any Company Owned Intellectual Property Rights.

(f) (i) The Company has taken commercially reasonable steps to protect the confidentiality of the Trade Secrets that comprise any part of the Company IP, and (ii) to the Knowledge of the Company, (A) there is no unauthorized use, disclosure or misappropriation of any such Trade Secrets by any Person and (B) all use and disclosure of Trade Secrets owned by another Person by the Company has been pursuant to the terms of a written agreement with such Person or such use and disclosure by the Company was otherwise lawful.

(g) There is no unresolved Legal Proceeding brought by a third party that has been served upon, filed or, to the Knowledge of the Company, threatened with respect to (i) any alleged infringement or other violation by the Company or any of its current products or services or other operation of the Company’s business of the Intellectual Property Rights of such third party or (ii) any challenge to the validity or enforceability of, or contesting the Company’s rights with respect to, any Company IP. The Company is not subject to any Order of any Governmental Entity that materially restricts or impairs the use, transfer or licensing of any Company Owned Intellectual Property Rights.

(h) Except as set forth in Schedule 3.19(h) of the Disclosure Schedules, to the Knowledge of the Company, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) will not result in any of the following events that, but for the consummation of the transactions contemplated hereby, would not have occurred: (i) the Company granting to any third party any rights or licenses to any Company Owned Intellectual Property Rights, except to the extent currently licensed, (ii) the vesting of any right of termination or cancellation of the counterparty under any Company IP Agreement, (iii) any payment of fees, penalties or royalties under any Company IP Agreement, (iv) a change in the scope of any Intellectual Property Rights granted to, or by, the Company, (v) the imposition of any Lien on any Company Owned Intellectual Property Rights (other than Permitted Liens), or (vi) after the Merger, Parent or any of its Subsidiaries or Affiliates being required to grant any third party any rights or licenses to any of Parent’s or any of its Subsidiaries’ or Affiliates’ Intellectual Property Rights (except with respect to the Company Owned Intellectual Property Rights).

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3.20 Insurance. Set forth under Part 1 of Section 3.20 of the Disclosure Schedule is an accurate and complete list and description of all policies of insurance currently held by or on behalf of the Company. Set forth under Part 2 of Section 3.20 of the Disclosure Schedule is a complete summary description for all applicable periods dating back to December 31, 2006 of (i) the loss experience under each such policy of insurance or any prior existing policy of insurance, including a statement describing each claim having a value in excess of $10,000 (which statement includes the name of the claimant, the policy of insurance being claimed under, the factual basis of such claim and the status of such claim), and (ii) the loss experience for all claims during such period that were self-insured by the Company, including the number and aggregate cost of such claims. Since December 31, 2006, the Company has not received any notice of refusal of insurance coverage that was applied for by or on behalf of the Company, any notice of rejection of a claim submitted by or on behalf of the Company to any of its insurers, or any notice of cancellation of any policy of insurance previously issued to the Company. All policies of insurance to which the Company is a party or that provide coverage to the Company are valid, outstanding and enforceable, are issued by an insurer that is financially sound and reputable, and are sufficient for compliance by the Company with Applicable Law and with any insurance-related obligations under the Contracts and the Leased Real Property.

3.21 Anti-Bribery Laws. The Company (including any of its officers or directors, and to the Knowledge of the Company, its agents, employees or other Person associated with or acting on its behalf) has, directly or indirectly, (a) taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other comparable foreign law or statute; (b) used any corporate funds for unlawful contributions, loans, gifts, entertainment or other unlawful expenses relating to political activity; or (c) made, offered or authorized any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns.

3.22 Brokers; Fees and Expenses. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company who is entitled to any financial advisors, brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby (including the Merger).

3.23 Related Party Transactions. Except as set forth in Schedule 3.23 of the Disclosure Schedules: (a) no Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing involving the Company, except for compensation and standard benefits for services as an employee, officer or director of the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee, officer or director of the Company). For purposes of this Section 3.23 each of the following shall be deemed to be a “Related Party”:

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(i) each of the shareholders of the Company; (ii) each individual who is, or who has at any time been, an employee, officer or director of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses “(i)” and “(ii)” above; and (iv) any trust or other Person (other than the Company) in which any one of the individuals referred to in clauses “(i)”, “(ii)” and “(iii)” above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

3.24 Bank Accounts; Powers of Attorney. Schedule 3.24 of the Disclosure Schedules lists the name of each bank or other financial institution at which the Company has an account, deposit or safe deposit box, the account number thereof and the names of all Persons authorized to draw thereon or to have access thereto, and limits on signing powers, if any. There are no outstanding powers of attorney executed on behalf of the Company.

3.25 Change of Control Agreements. Except as disclosed in Schedule 3.25 of the Disclosure Schedules, the Company has no plan, Contract, scheme or Employee Plan (1) pursuant to which any amounts may become payable (whether currently or in the future) to any Person (including any Company employee) as a result of or in connection with the Merger or (2) which provides for the acceleration or early vesting of any right or benefit or lapse of any restriction as a result of or in connection with the Merger.

3.26 Full Disclosure. This Agreement (including, and as modified by the Company’s Disclosure Schedules) does not, and any certificate furnished by the Company pursuant to this Agreement will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF

COMPANY STOCKHOLDERS

Except, with respect to any Section of this Article IV, as set forth in the schedule set forth in the Disclosure Schedules delivered by the Company Stockholders to the Parent on the date of this Agreement that specifically relates to such Section or in another schedule of such Disclosure Schedules to the extent it is reasonably apparent from the text of such disclosure that such disclosure is applicable to such Section, each Company Stockholder, severally, but not jointly, represents and warrants to Parent, Merger Sub and Merger Sub LLC as follows:

4.1 Ownership. Such Company Stockholder holds of record and owns beneficially, free and clear of any liens or any other restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), the Company Common Stock set forth opposite such Company Stockholder’s name on Schedule 4.1 of the Disclosure Schedules. Except for this Agreement, such Company Stockholder is not a party to any option, warrant, right, Contract, call, put or other agreement or commitment providing for the disposition or acquisition of any Company Capital Stock or any options exercisable for Company Capital Stock. Except as set forth in Schedule 4.1 of the Disclosure Schedules, such Company Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Company Capital Stock.

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4.2 Organization; Authorization of Transactions. If such Company Stockholder is not a natural person, such Company Stockholder is duly organized and validly existing under the laws of the state of its incorporation or formation. Such Company Stockholder has full legal capacity to enter into this Agreement and the other Transaction Documents which such Company Stockholder is a party, and to perform his, her or its obligations hereunder and thereunder. This Agreement and the other Transaction Documents to which such Company Stockholder is a party have been or will be duly executed and delivered by such Company Stockholder and constitute, or when executed and delivered will constitute, the valid and binding agreements of such Company Stockholder, enforceable in accordance with their terms.

4.3 Non-Contravention; Required Consents.

(a) The execution, delivery or performance by such Company Stockholder of this Agreement, the consummation by such Company Stockholder of the transactions contemplated hereby (including the Merger) and the compliance by such Company Stockholder with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the certificates of incorporation or bylaws or other constituent documents of such Company Stockholder (if applicable), (ii) violate, conflict with or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or materially accelerate the performance required by, or result in a right of termination or material acceleration under, or result in the loss of any material benefit or the imposition of any additional material payment or other material Liability under, any Contract to which such Company Stockholder is a party or by which such Company Stockholder or such Company Stockholder’s properties or assets may be bound, (iii) assuming compliance with the matters referred to in Section 4.3(b), violate or conflict with any Applicable Law or Order or (iv) result in the creation of any Lien upon any of the such Company Stockholder’s Company Common Stock.

(b) No Consent of any Governmental Entity is required on the part of such Company Stockholder in connection with the execution, delivery and performance by such Company Stockholder of this Agreement and the consummation by such Company Stockholder of the transactions contemplated hereby (including the Merger), except such filings and approvals as may be required by any federal or state securities laws.

4.4 Brokers; Fees and Expenses. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of such Company Stockholder who is entitled to any financial advisors, brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby (including the Merger).

4.5 Securities Law Matters. Each Company Stockholder:

(a) confirms that such Company Stockholder is acquiring Parent Common Stock hereunder for his, her or its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in contravention of Applicable Law, in whole or in part, and no other Person has or will have a direct or indirect beneficial interest in Parent Common Stock hereunder;

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(b) understands and acknowledges that (i) the offering and issuance of Parent Common Stock hereunder is intended to be a transaction by an issuer not involving any public offering exempt from registration under the Securities Act, by virtue of section 4(2) of the Securities Act and the rules and regulations (including Regulation D) of the SEC thereunder, and (ii) the Parent Common Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or unless such disposition is exempt from registration thereunder;

(c) represents that such Company Stockholder is an “Accredited Investor” as such term is defined in Rule 501 under the Securities Act;

(d) understands and acknowledges that there are substantial risks of loss of investment involved in an investment in Parent Common Stock, and that the investment in Parent Common Stock is an illiquid investment subject to transfer restrictions and represents and warrants that he or she has the financial ability to bear the economic risk of such investments;

(e) understands the shares of Parent Common Stock to be issued hereunder have not been registered with SEC and are “restricted securities” for purposes of the Securities Act;

(f) has such knowledge and experience in financial and business matters, including investments of the type represented by Parent Common Stock, as to be capable of evaluating the merits of investment therein;

(g) all information of or concerning the Parent, including financial statements and Parent OTC Markets Group Reports, which are necessary to make an informed decision regarding an investment in Parent Common Stock has been made available to such Company Stockholder;

(h) has been provided with the opportunity to ask questions of, and receive answers from, representatives of the Parent in order for such Company Stockholder to evaluate the merits and risks of investment in Parent Common Stock;

(i) confirms that he or she has not been furnished with any oral or written representation, warranty or information in connection with the offering of Parent Common Stock to be issued hereunder (including, without limitation, any representation or warranty regarding the valuation of Parent Common Stock), except as specifically set forth in this Agreement;

(j) Company Stockholder Ana Montoya represents that she is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S as promulgated by the SEC under the Securities Act (“Regulation S”) and represents that if the Parent Common Stock is being offered and sold to such Company Stockholder in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S, then the Parent shall rely upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the such Company Stockholder set forth herein in order to determine the applicability of such exemptions and the suitability of such Company Stockholder to acquire the Parent Common Stock. In this regard, Company Stockholder Ana Montoya represents, warrants and agrees that:

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(i) Such Company Stockholder is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Parent and is not acquiring the Parent Common Stock for the account or benefit of a U.S. Person. Such Company Stockholder is not a “distributor” as such term is defined in Regulation S and is not a “dealer” as such term is defined in the Securities Act.

(ii) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, such Company Stockholder was outside of the United States.

(iii) Such Company Stockholder will not, during the period commencing on the date of issuance of the Parent Common Stock and ending on the one year anniversary of the Closing or such other period as may otherwise be applicable in accordance with the terms and conditions of Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Parent Common Stock in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv) Such Company Stockholder will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Parent Common Stock only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(v) Such Company Stockholder was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Parent Common Stock, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi) Neither such Company Stockholder nor or any person acting on such Company Stockholder’s behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Parent Common Stock and such Company Stockholder and any person acting on such Company Stockholder’s behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii) The transactions contemplated by this Agreement have not been pre- arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii) Neither such Company Stockholder nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Parent Common Stock. Such Company Stockholder agrees not to cause any advertisement of the Parent Common Stock to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Parent Common Stock, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

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(ix) Each certificate representing the Parent Common Stock shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(x) Such Company Stockholder consents to the Parent making a notation on its records or giving instructions to any transfer agent of the Parent in order to implement the restrictions on transfer of the Parent Common Stock set forth in this Section 4.5.

(xi) Such Company Stockholder has been advised and acknowledges: (i) that the Parent Common Stock have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country; (ii) that in issuing and selling the Parent Common Stock to Purchaser, the Parent is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(a)(2) under the Act; (iii) that it is a condition to the availability of the Regulation S safe harbor that the Parent Common Stock not be offered or sold in the United States or to a U.S. Person until the expiration of the Restricted Period; (iv) that, notwithstanding the foregoing, during the Restricted Period the Parent Common Stock may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the Parent Common Stock are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and is not made to a U.S. Person.

(xii) Such Company Stockholder has not engaged, nor is it aware that any party has engaged, and Such Company Stockholder will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Parent Common Stock. Specifically, such Company Stockholder has not taken any action for purposes of, or could have the effect of, conditioning the market or arousing interest for the Parent Common Stock in the United States, and such Company Stockholder has not placed any advertisements in any publication or made any public announcement in any publication in the United States regarding the offering of the Parent Common Stock.

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(xiii) Such Company Stockholder has satisfied and fully observed all laws of the jurisdiction in which she is located or domiciled in connection with the acquisition of the Parent Common Stock and with this Agreement, including (A) the legal requirements of such Company Stockholder’s jurisdiction for the acquisition of the Parent Common Stock, (B) any foreign exchange restrictions applicable to such acquisition, (C) consent of any governmental authority that may need to be obtained, and (D) the income tax and other tax consequences, if any, which may be relevant to the acquisition, holding, sale or transfer of the Parent Common Stock, and agrees to continue to comply with such laws as long as she holds the Parent Common Stock.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND
MERGER SUB LLC

Except, with respect to any Section of this Article V, as set forth in the schedules in the Disclosure Schedules delivered by Parent, Merger Sub and Merger Sub LLC to the Company and Company Stockholders on the date of this Agreement that specifically relates to such Section that such disclosure is applicable to such Section, Parent, Merger Sub and Merger Sub LLC, hereby represent and warrant to the Company and Company Stockholders as follows:

5.1 Organization and Standing. Parent is a duly organized, validly existing and in good standing under the laws of the State of Wyoming and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub is a newly-formed duly organized, validly existing corporation and in good standing under the laws of the State of California and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub LLC is a newly-formed, duly organized, validly existing limited liability company and in good standing under the laws of the State of California and has the requisite limited liability company power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Each of Parent, Merger Sub and Merger Sub LLC is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.2 Authorization. Each of Parent, Merger Sub and Merger Sub LLC has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent, Merger Sub and Merger Sub LLC and the consummation by Parent, Merger Sub and Merger Sub LLC of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary corporate action on the part of Parent, Merger Sub and Merger Sub LLC, and no additional corporate proceedings on the part of Parent Merger Sub or Merger Sub LLC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (including the Merger). This Agreement has been duly executed and delivered by each of Parent, Merger Sub and Merger Sub LLC and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent, Merger Sub and Merger Sub LLC, enforceable against each in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and (b) is subject to general principles of equity.

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5.3 Non-contravention; Required Consents.

(a) The execution, delivery or performance by Parent, Merger Sub and Merger Sub LLC of this Agreement, the consummation by Parent, Merger Sub and Merger Sub LLC of the transactions contemplated hereby (including the Merger) and the compliance by Parent, Merger Sub and Merger Sub LLC with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the certificates of incorporation or bylaws or other constituent documents of Parent or Merger Sub, (ii) violate, conflict with or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or materially accelerate the performance required by, or result in a right of termination or material acceleration under, or result in the loss of any material benefit or the imposition of any additional material payment or other material Liability under, any Contract to which Parent, Merger Sub or Merger Sub LLC is a party or by which Parent, Merger Sub, Merger Sub LLC or any of their respective properties or assets may be bound, (iii) assuming compliance with the matters referred to in Section 5.3(b), violate or conflict with any Applicable Law or Order or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect or would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Merger Sub and Merger Sub LLC to consummate the transactions contemplated by this Agreement in accordance with the terms hereof or Applicable Law.

(b) No Consent of any Governmental Entity is required on the part of Parent, Merger Sub or any of their Subsidiaries in connection with the execution, delivery and performance by Parent, Merger Sub and Merger Sub LLC of this Agreement and the consummation by Parent, Merger Sub and Merger Sub LLC of the transactions contemplated hereby (including the Merger), except (i) the filing and recordation of the Agreement of Merger with the California Secretary of State as required by the CCC, (ii) such filings and approvals as may be required by any federal or state securities laws, (iii) such other Consents, the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Merger Sub and Merger Sub LLC to consummate the transactions contemplated by this Agreement in accordance with the terms hereof or Applicable Law.

5.4 Reserved.

5.5 Reserved.

5.6 Capitalization.

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(a) As of the date hereof, (i) 500,000,000 shares of Parent Common Stock, par value $0.0000001 per share, of the Parent are authorized, of which___________shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non- assessable, (ii) 20,000,000 shares of preferred stock, par value $0.0000001 per share (“Parent Preferred Stock”), of the Company are authorized, of which___________are designated Series A Convertible Preferred Stock, of which___________shares of Series A Convertible Preferred Stock are issued and outstanding, all of which are validly issued fully paid and non-assessable. The Company has no other authorized, issued or outstanding class of capital stock.

(b) The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive rights or other similar rights, options, understandings, agreements (other than this Agreement) or rights of first refusal.

5.7 Parent OTC Markets Group Reports.

(a) To the Knowledge of the Parent, since November 24, 2013, Parent has filed or furnished (as applicable) all forms, reports, schedules, statements and documents with OTC Markets Group Inc. (“OTC Markets Group”) that have been required to be so filed or furnished (as applicable) by it under the OTC Markets Group’s “OTC Pink Basic Disclosure Guidelines” at or prior to the time so required (all such forms, reports, schedules, statements and documents, together with any other forms, reports, schedules, statements or other documents filed or furnished (as applicable) by the Company with the OTC Markets Group after November 24, 2013, and at or prior to the Effective Time that are not required to be so filed or furnished, the “Parent OTC Markets Group Reports”).

(b) To the Knowledge of the Parent, each Parent OTC Markets Group Report complied as of its filing date, as to form in all material respects with the applicable requirements of the OTC Market Group’s OTC Pink Basic Disclosure Guidelines as in effect on the date such Parent OTC Markets Group Report was filed.

(c) To the Knowledge of the Parent, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Parent OTC Markets Group Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) To the Knowledge of the Parent, since November 24, 2013, neither Parent nor any of its Subsidiaries has received from the OTC Markets Group, the SEC or any other Governmental Entity (i) any written comments that have not been resolved with respect to any of the Parent OTC Markets Group Reports (including the financial statements included therein) or (ii) any written notice that such Parent OTC Markets Group Report (including the financial statements included therein) are being reviewed or investigated, and there is not, as of the date of this Agreement, any investigation or review being conducted by the OTC Markets Group, the SEC or any other Governmental Entity of any Parent OTC Markets Group Reports (including the financial statements included therein).

(e) To the Knowledge of the Parent, no executive officer of Parent has failed to make the certifications required of him or her under OTC Pink Basic Disclosure Guidelines with respect to any Parent OTC Markets Group Report, except as disclosed in certifications filed with the Parent OTC Markets Group Reports. Since November 24, 2013, neither Parent nor any of its executive officers has received any written notice from OTC Markets Group or any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

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5.8 No Insolvency. Each of Parent, Merger Sub and Merger Sub LLC is not and will not be, after giving effect to the transactions contemplated by this Agreement, insolvent within the meaning of 11 U.S.C. Section 101(32) or similar laws of any jurisdiction. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the Transaction Documents with actual intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub or Merger Sub LLC. Parent currently has, and will have (and will cause Merger Sub to have) immediately prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent, Merger Sub and Merger Sub LLC contemplated by this Agreement and the Transaction Documents.

5.9 Brokers; Fees and Expenses. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Parent who is entitled to any financial advisors, brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby (including the Merger).

ARTICLE VI

INTERIM CONDUCT OF BUSINESS

6.1 Affirmative Obligations of the Company. Except as expressly required or permitted by this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of (a) the termination of this Agreement pursuant to Article VIII and (b) the Effective Time, the Company shall: (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with all Applicable Laws, (ii) pay its debts and material Taxes when due, in each case subject to good faith disputes over such debts or Taxes for which adequate reserves have been established in accordance with GAAP on the appropriate financial statements, (iii) pay or perform all material obligations when due and (iv) use commercially reasonable efforts, consistent with past practices and policies, to (A) preserve intact its present business organization, (B) keep available the services of its directors, officers and key employees and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

6.2 Affirmative Obligations of Parent. Except as required or permitted by this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of (a) the termination of this Agreement pursuant to Article VIII and (b) the Effective Time, Parent shall (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with all Applicable Laws, (ii) pay its debts and material Taxes when due, in each case subject to good faith disputes over such debts or Taxes for which adequate reserves have been established in accordance with GAAP on the appropriate financial statements, (iii) pay or perform all material obligations when due and (iv) use commercially reasonable efforts, consistent with past practices and policies, to (A) preserve intact its present business organization, (B) keep available the services of its directors, officers and key employees and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

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ARTICLE VII
ADDITIONAL AGREEMENTS

7.1 Access and Information. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Second Effective Time, the Company, on the one hand, and Parent, on the other hand, shall each afford to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information and shall use such information only to effect the transactions contemplated hereby and as otherwise expressly permitted herein (other than such information that (a) is already in such party’s possession or (b) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (c) becomes available to such party on a non-confidential basis from a source other than the other party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to the other party hereto until such time as such information is otherwise publicly available; provided, however, that (i) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information and bound by confidentiality and non-use obligations no less restrictive than those set forth herein), (ii) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (iii) any such information may be disclosed pursuant to an Order or Applicable Laws or rules of the SEC; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information that is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

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7.2 Reasonable Best Efforts to Complete. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (including the Merger), including using reasonable best efforts to: (i) cause the conditions to the Merger set forth in Article VIII hereof to be satisfied or fulfilled; (ii) obtain all necessary consents, waivers and approvals under any Material Contracts, Leases or Company IP Agreements to which the Company is a party in connection with this Agreement and the consummation of the transactions contemplated hereby (including the Merger) so as to maintain and preserve the benefits under such Contracts following the consummation of the transactions contemplated hereby (including the Merger); (iii) obtain all necessary actions or non-actions, waivers, consents, approvals, Orders and authorizations from Governmental Entities, the expiration or termination of any applicable waiting periods, making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), and (iv) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

7.3 Notification.

(a) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company shall give prompt notice to Parent upon becoming aware of any Legal Proceeding pending or, to the Knowledge of the Company, threatened, or any Order, that if existing prior to the date of this Agreement would have caused the representations and warranties in Section 3.11 to be untrue or inaccurate; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth herein or the conditions to the obligations of Parent, Merger Sub and Merger Sub LLC to consummate the transactions contemplated hereby, including the Merger, or the remedies available to the parties hereunder.

(b) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Parent shall give prompt notice to the Company upon becoming aware of any Legal Proceeding pending or, to the Knowledge of the Parent, threatened, or any Order, against the Parent; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Parent set forth herein or the conditions to the obligations of the Company and Company Stockholders to consummate the transactions contemplated hereby, including the Merger, or the remedies available to the parties hereunder.

(c) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company and the Company Stockholders shall give prompt notice to the Parent upon becoming aware that any representation or warranty made by it or Company Stockholders in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company or the Company Stockholders to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement in; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Company and the Company Stockholders set forth herein or the conditions to the obligations of the Parent to consummate the transactions contemplated hereby, including the Merger, or the remedies available to the parties hereunder.

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(d) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by it, Merger Sub or Merger Sub LLC in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Parent, Merger Sub or Merger Sub LLC to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement in; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Parent set forth herein or the conditions to the obligations of the Company to consummate the transactions contemplated hereby, including the Merger, or the remedies available to the parties hereunder.

7.4 Public Disclosure. Each party shall not, without the prior written consent of the other parties (which consent shall not be unreasonably withheld, delayed or conditioned), issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby (including the Merger), except as may be required by Applicable Law, in which case the disclosing party, as the case may be, shall make commercially reasonable efforts to consult with the other parties prior to any such release or public statement.

7.5 Operation and Funding of Surviving Company. During the period commencing on the Effective Time and continuing until the date that is 180 calendar days after the second anniversary of the Effective Time, Parent hereby agrees to operate Surviving Company as a wholly-owned subsidiary of Parent and shall not cause any of the Company Assets and the Company Owned Intellectual Property Rights, to be transferred, licensed or otherwise encumbered by any Person without the prior written consent of the Stockholder Representative. Parent also hereby agrees to provide cash funding for the Surviving Company’s business operations as follows:

(a) An aggregate Five Hundred Thousand Dollars ($500,000) which shall be used for Surviving Company’s business operations during the period commencing on the Effective Time and continuing until the date that is 364 calendar days after the Effective Time (the “Year One Period”), and which Parent agrees to deliver to Surviving Company in three installments: (1)

$100,000 on the Effective Time, (2) $200,000 on or before the date that is sixty (60) calendar days after the Effective Time, (3) $200,000 on or before the date that is ninety (90) calendar days after the Effective Time; and

(b) An aggregate Two Hundred Fifty Thousand Dollars ($250,000), which shall be used for Surviving Company’s business operations during the one (1) year period after the Year One Period, and which Parent agrees to deliver to Merger Sub LLC in two installments: (1) $125,000 on or before the date that is three hundred sixty five (365) calendar days after the Effective Time, and (2) $125,000 on or before the date that is three hundred ninety five (395) calendar days after the Effective Time.

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7.6 Employment Agreement. Parent and Surviving Company shall retain the services of the Mr. Ramsey Houston Salem (“Mr. Salem”) pursuant to the terms of an employment agreement substantially in the form attached hereto as Exhibit D (the “Employment Agreement”), which shall be entered into by and between Parent, Surviving Company and Mr. Salem at the Effective Time and through which Mr. Salem shall be appointed as Chief Executive Officer of Surviving Company as of the Second Effective Time.

7.7 Conflicts of Interest. The parties each hereby (a) understand and acknowledge that as of the Effective Time, Mr. Salem is a co-owner and employee of Houston Salem, Inc. dba Chaser (“Chaser”) and that Chaser and Surviving Company may have business relationships to further each of the other company’s businesses after the Effective Time; and (b) agree that any and all conflicts of interest that exist or shall exist because of such business relationships are hereby waived by each of the parties hereto. The parties hereby further (x) understand and acknowledge that Mr. Salem is a co-owner of the commercial warehouse located at 315 E. 157th Street, Gardena, California 90248 (the “THICK Office”) in which the Company currently operates its business; (y) agree that after the Effective Time, Surviving Company shall lease the THICK Office for its business operations under a lease agreement pursuant to and as further described in Section 7.14 herein; and (z) agree that any and all conflicts of interest that exist or shall exist because of Surviving Company’s lease of the THICK Office are hereby waived by each of the parties hereto.

7.8 Provision Respecting Representation of Company. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that LOCKUP Global Law, LLP (“LOCKUP Global Law”) may serve as counsel to each and any of the Company Stockholders (individually and collectively, the “Seller Group”), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, LOCKUP Global Law may serve as counsel to the Seller Group or any director, member, partner, officer, employee or Affiliate of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement, notwithstanding such representation or any continued representation of the Surviving Company with respect to the matters described in Section 7.13 (“Surviving Company Trademark Matter”). Each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to and waive any conflict of interest arising from such representation. In addition, all communications involving attorney-client confidences between the Company Stockholders and the Company and their respective Affiliates, on the one hand, and LKP Global Law, on the other hand, in the course of the negotiation, documentation and consummation of the transactions contemplated hereby shall be deemed to be attorney-client confidences that belong solely to the Company Stockholders and their respective Affiliates (but not the Company or the Surviving Company, except with respect to the Surviving Company Trademark Matter). Accordingly, the Surviving Company shall not have access to any such communications or to the files of LKP Global Law relating to such engagement from and after the Effective Time, except with respect to the Surviving Company Trademark Matter. Without limiting the generality of the foregoing, from and after the Effective Time, (a) the Company Stockholders and their respective Affiliates (but not the Surviving Company) shall be the sole holders of the attorney-client privilege with respect to such engagement, and the Surviving Company shall not be a holder thereof except with respect to the Surviving Company Trademark Matter, (b) to the extent that files of LKP Global Law in respect of such engagement constitute property of the client, only the Company Stockholders and their respective Affiliates (but not the Surviving Company, except with respect to the Surviving Company Trademark Matter) shall hold such property rights and (c) LKP Global Law shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Surviving Company by reason of any attorney-client relationship between LKP Global Law and the Company or otherwise, except with respect to the Surviving Company Trademark Matter. This Section 7.8 will be irrevocable, and no term of this Section 7.8 may be amended, waived or modified, without the prior written consent of LKP Global Law. The parties hereby understand that LKP Global Law, the Company and the Company Stockholders are relying explicitly on the foregoing provisions in entering into this Agreement and any other related Transaction Documents.

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7.9 Obligations of Merger Sub and Merger Sub LLC. Parent shall take all action necessary to cause Merger Sub, Merger Sub LLC and the Surviving Company to perform their respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and payment of any amounts payable hereunder, upon the terms and subject to the conditions set forth in this Agreement.

7.10 Indemnification.

(a) The Parent agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current and former directors and officers of the Company as provided in the Company’s articles of incorporation and bylaws, each of which is attached to Schedule 7.10 of the Disclosure Schedules, shall survive the Merger and shall continue in full force and effect in accordance with their terms. Following the Second Effective Time, Parent shall not, nor shall it cause or permit the Surviving Company to amend the provisions of the Surviving Company’s articles of organization or limited liability company operating agreement related to indemnification of directors and officers in a manner that would reduce or otherwise limit the indemnification protections afforded the Company’s directors and officers who served in such capacities before the Closing Date.

(b) In the event Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent, Surviving Company or the applicable continuing or surviving corporation or entity for each, as the case may be, shall assume the obligations set forth in this Section 7.10.

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7.11 Stockholder Representative.

(a) The parties hereby agree that it is desirable to designate a stockholder representative (“Stockholder Representative”) to act on behalf of holders of the Company Stockholders for certain limited purposes, as specified herein. Each Company Stockholder hereby appoints Ramsey Houston Salem as such Company Stockholder’s exclusive agent and attorney-in-fact, with full power of substitution to act in the name, place and stead of such Company Stockholder with respect to the transactions contemplated by this Agreement and to act on behalf of such Company Stockholder in any amendment of or litigation or arbitration involving this Agreement or any other Transaction Documents and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Stockholder Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement or the Transaction Documents, including the power:

(i) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of the Company to consummate the transactions contemplated by this Agreement and the Transaction Documents;

(ii) to negotiate, execute and deliver all ancillary agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement or the Transaction Documents (it being understood that the Company and the Company Stockholders, shall execute and deliver any such documents which the Stockholder Representative agrees to execute);

(iii) to act as collateral agent under the Notes and the Security Agreement (in such capacity, the “Collateral Agent”), with the power to take such action on such Company Stockholder’s behalf in accordance with the terms of the Notes and the Security Agreement;

(iv) to terminate this Agreement or any other Transaction Document if the Company Stockholders or the Company are entitled to do so;

(v) to give and receive all notices, communications and funds to be given or received under this Agreement and the other Transaction Documents and to receive service of process in connection with any claims under this Agreement and the other Transaction Documents, including service of process in connection with arbitration;

(vi) to bring or defend any claim or action on behalf of the Company Stockholders to enforce their rights under this Agreement and in connection with the transactions contemplated hereby; and

(vii) to take all actions which under this Agreement and the Transaction Documents may be taken by or on behalf of any Company Stockholder and to do or refrain from doing any further act or deed on behalf of any Company Stockholder which the Stockholder Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement and the Transaction Documents as fully and completely as such Company Stockholders could do if personally present, provided, however that the Stockholder Representative may not amend or waive any provisions of this Agreement or the other Transaction Documents if such waiver or amendment disproportionately, materially and adversely affects the rights and obligations of any Company Stockholder relative to the comparable rights and obligations of the other Company Stockholders without the prior written consent of such adversely affected Company Stockholder.

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(b) The Company hereby agrees that Parent and Surviving Company shall be able to rely conclusively on the instructions and decisions of the Stockholder Representative as to the settlement of any claims against the Escrowed Cash Consideration pursuant to this Agreement, or as to any actions required or permitted to be taken by the Stockholder Representative hereunder.

(c) The Stockholder Representative will not be liable for any act taken or omitted by it as permitted under this Agreement, except if such act is taken or omitted in bad faith or gross negligence. The Stockholder Representative will also be fully protected in relying upon any written notices, statements, certificates, orders or other documents or any telephone message or any electronic mail that it in good faith believes to be genuine and correct and to have been signed, sent or made by the proper Person (including facsimiles and electronic copies thereof), and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(d) The Stockholder Representative may resign from the performance of all its functions and duties hereunder at any time by giving at least ten (10) Business Days prior written notice to the Parent, Merger Sub LLC and the Company Stockholders. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, stockholders holding a majority of the outstanding shares of Company Common Stock immediately prior to the Effective Time shall appoint a successor Stockholder Representative. If a successor Stockholder Representative shall not have been so appointed within said ten (10) Business Days period, the retiring Stockholder Representative shall then appoint a successor Stockholder Representative who shall serve until such time, if any, as the stockholders holding a majority of the outstanding shares of Company Common Stock immediately prior to the Effective Time appoints a successor Stockholder Representative as provided above. Upon the acceptance of the appointment as Stockholder Representative, such successor Stockholder Representative shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Stockholder Representative, and the retiring Stockholder Representative shall be discharged from its duties and obligations under this Agreement and the Transaction Documents but shall continue to have the benefits of the indemnification set forth in this Section 7.11. Notwithstanding any replacement of such original Stockholder Representative hereunder, the provisions of this Section 7.11 shall continue in effect for the benefit of such original Stockholder Representative with respect to all actions taken or omitted to be taken by it while acting as a Stockholder Representative. All of the indemnities, immunities and powers granted to the Stockholder Representatives under this Agreement shall survive the Closing and/or termination of this Agreement.

(e) The grant of authority to the Stockholder Representative provided for in this Section 7.11 is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Company Stockholder, and shall survive the Closing.

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(f) The Stockholder Representative shall receive no compensation for his services and no bond shall be required of the Stockholder Representative. The Company Stockholders shall reimburse the Stockholder Representative for all reasonable out-of-pocket costs and expenses that Stockholder Representative incurred without gross negligence, willful misconduct or bad faith and arising out of, resulting from or in connection with the acceptance or administration of Stockholder Representative’s duties under this Agreement (“Stockholder Representative Expenses”). The amount that each Company Stockholder shall contribute for payment of the Stockholder Representative Expenses shall be equal to the product obtained by multiplying (i) the Stockholder Representative Expenses; and (ii) such Company Stockholder’s amount of percentage equity ownership of the Company prior to the Merger as reflected under Column II of the table set forth in Exhibit A attached hereto.

7.12 Remedies for Breach of Agreements.

(a) Upon the occurrence of a breach by Parent, Merger Sub, Merger Sub LLC or any of their respective Affiliates in any material respect of any representation, warranty, covenant, agreement or other term or condition of any Transaction Document during the Put Exercise Period, except, in the case of a breach of a covenant, agreement or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least an aggregate of fifteen (15) calendar days after written notice to Parent and Surviving Company (each an “Agreement Breach”), the Stockholder Representative shall have the right at his election, to declare by written notice to Parent and Surviving Company (the “Forfeiture Notice”), that the Company Owned Intellectual Property Rights listed in Schedule 3.19(a) of the Disclosure Schedules (hereinafter, collectively, the “Forfeited Company IP Rights”) shall be forfeited by Parent and/or Surviving Company to the Company Stockholders. Parent shall pay to the Stockholder Representative on demand all costs, expenses, and charges incurred by the Stockholder Representative in connection with the enforcement of, or the exercise of this forfeiture remedy, including, without limitation, reasonable attorney’s fees, if Parent or Surviving Company fail to timely fulfill any of their obligations as required under the provisions of Section 7.12 after receipt of the Forfeiture Notice.

(b) Parent agrees that upon receipt of the Forfeiture Notice, it shall take any and all actions requested by the Stockholder Representative, without payment or additional consideration, in order to transfer ownership of the Forfeited Company IP Rights to the Company Stockholders, including, but not limited to: (a) executing and/or causing Surviving Company to execute any and all agreements, instruments and any other documents delivered by Stockholder Representative to Parent that are required for the transfer of ownership of the Forfeited Company IP Rights to the Company Stockholders (collectively, the “Forfeiture Transfer Documents”), (b) delivering such executed Forfeiture Transfer Documents back to the Stockholder Representative no later than Three (3) Business Days after the date of receipt of such Forfeited Transfer Documents from Collateral Agent, and (c) taking any and all other actions requested by Stockholder Representative, within Three (3) Business Days of such request, that are required for the complete transfer of ownership of the Forfeited Company IP Rights back to Company Stockholders including, but not limited to, any actions required to be taken with Governmental Entities in connection with the legal transfer of ownership of any Company Registered IP (including proper registration of such transfer) that is part of the Forfeited Company IP Rights back to Company Stockholders. The Forfeited Company IP Rights elected to be forfeited shall be transferred back to the Company Stockholders free and clear of all material liens, security interests, encumbrances or claims of any nature. The parties hereby agree that it would be difficult or impossible to accurately and precisely ascertain the actual damages suffered by the Company Stockholders as a result of any Agreement Breach, and agree that the forfeiture of the Forfeited Company IP Rights and Forfeited Merger Consideration (as defined below), is a reasonable pre-estimate of the probable damages and loss suffered by the Company Stockholders upon the occurrence of an Agreement Breach and not as a penalty.

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(c) For avoidance of doubt, if Stockholder Representative makes the election to declare the forfeiture of the Forfeited Company IP Rights as described in this Section 7.12, Parent and Surviving Company shall be deemed to have also forfeited any and all Merger Consideration that either of them had previously delivered to the Company Stockholders in connection with the Merger as of the date of delivery of the Forfeiture Notice to Parent and Surviving Company (the “Forfeited Merger Consideration”). The Forfeiture Transfer Documents shall also include terms reflecting that the Forfeited Company IP Rights shall be transferred only to the Company Stockholders and the amount of percentage ownership of the Forfeited Company IP Rights for each of the Company Stockholders shall be equal the amount of percentage equity ownership of the Company prior to the Merger for each Company Stockholder as reflected under Column II of the table set forth in Exhibit A attached hereto.

(d) Upon receipt of the Forfeiture Notice, if Parent or Surviving Company fail to fulfill their obligations as described in this Section 7.12, the Stockholder Representative is hereby appointed as attorney-in-fact for Parent and Surviving Company for the purpose of complying with this Section 7.12, including for any and all actions requested by the Stockholder Representative that are required in order to complete the legal transfer of ownership of the Forfeited Company IP Rights to the Company Stockholders. The Stockholder Representative shall not incur any liability for such actions described in this Section 7.12. This appointment of the Stockholder Representative as attorney-in-fact as described in this Section 7.12(d) is coupled with an interest and such appointment is irrevocable.

(e) From and after the Effective Time, recourse of the Company Stockholders to the Forfeited Company IP Rights and Forfeited Merger Consideration pursuant to this Section 7.12 shall be the sole and exclusive remedy of the Company Stockholders for any and all damages, claims, liabilities, rights, costs, expenses, legal fees or any other remedies that the Company Stockholders may have at law or in equity against the Parent and Surviving Company in connection with, arising out of or related to the Transaction Documents, provided, however, that nothing in this Agreement shall eliminate the ability of any party hereto to apply for equitable remedies to enforce the other parties’ obligations under this Agreement.

7.13 Escrowed Cash Consideration. The parties hereby acknowledge and agree that a trademark application was filed by Global Brand Consulting LLC for a logo including the word “THC” (the “Conflicting Trademark”) with the United States Patent and Trademark Office (“USPTO”) that was assigned U.S. Application Serial Number 86562672 (the “Conflicting Trademark Application”), and which application the parties believe should have been rejected by the USPTO in light of the existing registered THC® trademark (USPTO Trademark Registration No. 1,954,405 and hereinafter the “THC Trademark”) and that any use in commerce of the Conflicting Trademark by Global Brand Consulting LLC (“GBC”) would be an infringement upon the THC Trademark. The Parties further acknowledge and agree that legal actions and proceedings would need to be taken and/or instituted in order to resolve any and all disputes among the Company, the Surviving Company and GBC in connection with, arising out of or related to the Conflicting Trademark Application and Conflicting Trademark (the “Trademark Dispute”). The parties hereby agree that Escrowed Cash Consideration shall be used in connection with resolving the Trademark Dispute under the terms set forth below:

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(a) LKP Escrowed Cash Consideration; LKP Escrow Expiration Date. At the Effective Time, Parent shall deliver Fifty Thousand Dollars ($50,000) of the Escrowed Cash Consideration (the “LKP Escrowed Cash Consideration”) to LKP Global Law, which funds shall be held in LKP Global Law’s trust account for the benefit of the Company Stockholders until such date (the “LKP Escrow Expiration Date”) that is the earlier of:

(i) the date on which the USPTO deems that the Conflicting Trademark Application was abandoned as specified in any “Notice of Abandonment” delivered by the USPTO to GBC in connection with such application (such date, the “USPTO Abandonment Date”); or

(ii) the date on which GBC files a request for express abandonment of application with the USPTO by which it voluntarily withdraws its Conflicting Trademark Application (such date, the “Voluntary Abandonment Date”); or

(iii) the date on which the Surviving Company and GBC reach a final settlement that fully resolves the Trademark Dispute; or

(iv) in the event that the Conflicting Trademark becomes a registered trademark, then the date on which a Final Resolution is reached (such date, a “Final Resolution Date”) in the Trademark Legal Proceeding (as defined below) that the Surviving Company must promptly commence against GBC no later than 30 calendar days after the date of registration of the Conflicting Trademark; or

(v) in the event that the Surviving Company discovers GBC’s use in commerce of the Conflicting Trademark at any time prior to the earlier of (A) the USPTO Abandonment Date or (B) Voluntary Abandonment Date, then the date that is the Final Resolution Date in the Trademark Legal Proceeding that the Surviving Company must promptly commence against GBC no later than 30 calendar days after the date on which it discovers such use in commerce of the Conflicting Trademark; or

(vi) if the Trademark Legal Proceedings described in Sections 7.13(a)(iv) and 7.13(a)(v) occur concurrently, then the date that is the latest Final Resolution Date among such proceedings; or

(vii) the date on which no LKP Escrowed Cash Consideration remains in LKP Global Law’s trust account because all of such funds have been paid to LKP Global Law to satisfy outstanding legal fees, costs and expenses due and owing to LKP Global Law for legal services that it provided prior to such date in connection with any Trademark Legal Proceeding or Settlement Negotiations (such date, the “LKP Escrow Exhaustion Date”).

(b) Use of LKP Escrowed Cash Consideration. The parties hereby agree that prior to the LKP Escrow Expiration Date, the LKP Escrowed Cash Consideration shall be solely used as follows:

(i) The LKP Escrowed Cash Consideration shall be deposited with LKP Global Law as a retainer from which LKP Global Law shall be entitled to deduct payment on a monthly basis for LKP Global Law’s legal fees and costs and expenses incurred in connection with legal services that LKP Global Law shall provide in connection with any of the following (the Legal Proceedings described in Sections 7.13(b)(i)(A) and 7.13(b)(i)(B) are each also referred to herein as a “Trademark Legal Proceeding”):

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(A) in the event the Conflicting Trademark becomes a registered trademark, the filing and prosecution of a petition to cancel such registration with the USPTO’s Trademark Trial and Appeal Board (“TTAB”) (including the defense of any counterclaims raised by GBC in such Legal Proceeding related to validity or the cancellation of the THC Trademark) (such Trademark Legal Proceeding hereinafter a “Cancellation Proceeding”);

(B) in the event that the Surviving Company discovers GBC’s use in commerce of the Conflicting Trademark at any time prior to the earlier of (A) the USPTO Abandonment Date or (B) the Voluntary Abandonment Date, the filing and prosecution of a trademark infringement lawsuit against GBC with the applicable Governmental Entity (including the defense of any counterclaims raised by GBC in such Legal Proceeding related to validity or the cancellation of the THC Trademark) (such Trademark Legal Proceeding hereinafter the “Trademark Infringement Proceeding”); and

(C) the negotiation and preparation of a final settlement agreement between GBC and the Surviving Company, which fully and finally resolves the Trademark Dispute (hereinafter “Settlement Negotiations”).

(ii) The LKP Escrowed Cash Consideration may also be used as the source of funding for any payments that the Stockholder Representative, in his sole discretion, agrees shall be paid on behalf of the Surviving Company in connection with a final settlement between GBC and the Surviving Company which shall result in the full and final resolution of the Trademark Dispute.

(c) Disbursements after LKP Escrow Expiration Date. Promptly following the LKP Escrow Expiration Date and after deduction from the LKP Escrowed Cash Consideration to satisfy all unpaid legal fees, costs and expenses due and owing to LKP Global Law in connection with legal services that it provided pursuant to this Section 7.13 prior to the LKP Escrow Expiration Date, LKP Global Law shall disburse any and all remaining LKP Escrowed Cash Consideration to the Company Stockholders on a pro rata basis based on each Company Stockholder’s amount of percentage equity ownership of the Company prior to the Merger as reflected under Column II of the table set forth in Exhibit A attached hereto.

(d) Continuing Legal Counsel Escrowed Cash Consideration; Continuing Legal Counsel Escrow Expiration Date. At the Effective Time, Parent shall retain One Hundred Thousand Dollars ($100,000) of the Escrowed Cash Consideration (the “Continuing Legal Counsel Escrowed Cash Consideration”), which funds shall be held Parent for the benefit of the Company Stockholders. The parties hereby agree that immediately following the LKP Escrow Exhaustion Date, Winter LLP shall replace LKP Global Law as legal counsel in connection with the Trademark Dispute and any and all Trademark Legal Proceedings and/or Settlement Negotiations (Winter LLP is hereinafter the “Continuing Legal Counsel”). From and after the LKP Escrow Exhaustion Date, the Continuing Legal Counsel Escrowed Cash Consideration shall be deposited by Parent and held in Continuing Legal Counsel’s trust account for the benefit of the Company Stockholders until such date (the “Continuing Legal Counsel Escrow Expiration Date”) that is the earlier of:

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(i) the USPTO Abandonment Date; or

(ii) the Voluntary Abandonment Date; or

(iii) the date on which the Surviving Company and GBC reach a final settlement that fully resolves the Trademark Dispute; or

(iv) in the event that the Conflicting Trademark becomes a registered trademark, then the date that is the Final Resolution Date in the Trademark Legal Proceeding that the Surviving Company must promptly commence against GBC no later than 30 calendar days after the date of registration of the Conflicting Trademark; or

(v) in the event that the Surviving Company discovers GBC’s use in commerce of the Conflicting Trademark at any time prior to the earlier of (A) the USPTO Abandonment Date or (B) the Voluntary Abandonment Date, then the date that is the Final Resolution Date in the Trademark Legal Proceeding that the Surviving Company must promptly commence against GBC no later than 30 calendar days after the date on which it discovers such use in commerce of the Conflicting Trademark; or

(vi) if the Trademark Legal Proceedings described in Sections 7.13(d)(iv) and 7.13(d)(v) occur concurrently, then the date that is the latest Final Resolution Date among such proceedings; or

(vii) the date on which no Continuing Legal Counsel Escrowed Cash Consideration remains in Continuing Legal Counsel’s trust account because all of such funds have been paid to Continuing Legal Counsel to satisfy outstanding legal fees, costs and expenses due and owing to Continuing Legal Counsel for legal services that it provided prior to such date in connection with any Trademark Legal Proceeding or Settlement Negotiations.

(e) Use of Continuing Legal Counsel Escrowed Cash Consideration. The parties hereby agree that during the period starting on the LKP Escrow Exhaustion Date and ending on the Continuing Legal Counsel Escrow Expiration Date, the Continuing Legal Counsel Escrowed Cash Consideration shall be solely used as follows:

(i) The Continuing Legal Counsel Escrowed Cash Consideration shall be deposited with Continuing Legal Counsel by Parent immediately following the LKP Escrow Exhaustion Date as a retainer from which Continuing Legal Counsel shall be entitled to deduct payment on a monthly basis for its legal fees and costs and expenses incurred in connection with legal services that such legal counsel law shall provide in connection with any of the following:

(A) in the event the Conflicting Trademark becomes a registered trademark, the filing and prosecution of a Cancellation Proceeding with the TTAB;

(B) in the event that the Surviving Company discovers GBC’s use in commerce of the Conflicting Trademark at any time prior to the earlier of (A) the USPTO Abandonment Date or (B) the Voluntary Abandonment Date, the filing and prosecution of a Trademark Infringement Proceeding with the applicable Governmental Entity; and

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(C) Settlement Negotiations.

(ii) The Continuing Legal Counsel Escrowed Cash Consideration may also be used as the source of funding for any payments that the Stockholder Representative, in his sole discretion, agrees shall be paid on behalf of the Surviving Company in connection with a final settlement between GBC and the Surviving Company which shall result in the full and final resolution of the Trademark Dispute.

(f) Disbursements after Continuing Legal Counsel Escrow Expiration Date. Promptly following the Continuing Legal Counsel Escrow Expiration Date and after deduction from the Continuing Legal Counsel Escrowed Cash Consideration to satisfy all unpaid legal fees, costs and expenses due and owing to Continuing Legal Counsel in connection with legal services that it provided pursuant to this Section 7.13 prior to the Continuing Legal Counsel Escrow Expiration Date, Continuing Legal Counsel (or Parent, if prior to the LKP Escrow Exhaustion Date) shall disburse any and all remaining Continuing Legal Counsel Cash Consideration as follows:

(i) in the event of a THC Resolution (as defined below), then to the Company Stockholders on a pro rata basis based on each Company Stockholder’s amount of percentage equity ownership of the Company prior to the Merger as reflected under Column II of the table set forth in Exhibit A attached hereto; or

(ii) in the event that GBC and the Surviving Company execute a final settlement agreement that fully and finally resolves the Trademark Dispute, then to the Company Stockholders on a pro rata basis based on each Company Stockholder’s amount of percentage equity ownership of the Company prior to the Merger as reflected under Column II of the table set forth in Exhibit A attached hereto; or

(iii) in the event of a GBC Resolution (as defined below), then to the Parent.

(g) Sole and Exclusive Remedy. From and after the Effective Time, recourse of Parent and Surviving Company to the Escrowed Cash Consideration pursuant to this Section 7.13 shall be the sole and exclusive remedy of Parent and Surviving Company for any and all damages, claims, liabilities, rights, costs, expenses, legal fees or any other remedies that Parent and Surviving Company may have at law or in equity against the Company Stockholders in connection with, arising out of or related to the Trademark Dispute. No former stockholder, officer, director, employee or agent of the Company shall have any personal liability to Parent or the Surviving Company after the Closing in connection with, arising out of or related to the Trademark Dispute.

(h) Required Stockholder Representative Consent. Notwithstanding anything herein to the contrary, during the period starting on the Effective Time and ending on the date on which all of the Escrowed Cash Consideration is fully exhausted due to payments made pursuant to this Section 7.13, no material actions or decisions may be taken or made in connection with or in relation to the Trademark Dispute, any Trademark Legal Proceedings and/or any Settlement Negotiations (including, without limitation, any decisions regarding settlement payments and the disposition of any Trademark Legal Proceedings instituted pursuant to this Section 7.13) without the prior written consent of the Stockholder Representative.

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(i) In the event of a forfeiture of the Forfeited Company IP Rights under Section 7.12 that occurs prior to the exhaustion of the Escrowed Cash Consideration, then no later than three (3) Business Days after the date of the full and complete transfer of the Forfeited Company IP Rights under Section 7.12, the Surviving Company and/or Stockholder Representative shall cause LKP Global Law and/or Winter LLP and/or Parent to return any and all remaining Escrowed Cash Consideration to the Company Stockholders, on a pro rata basis based on each Company Stockholder’s amount of percentage equity ownership of the Company prior to the Merger as reflected under Column II of the table set forth in Exhibit A attached hereto.

(j) Definitions. The following capitalized terms used in this Section 7.13 shall have the following respective meanings:

(i) “Final Resolution” means either (A) a final judgment or decision is issued by the applicable Governmental Entity before which the Trademark Legal Proceeding is brought for resolution pursuant to this Section 7.13, including the exhaustion of rights of appeal, or (B) a final settlement is reached between the Surviving Company and GBC that fully resolves the Trademark Dispute and any and all claims in any and all pending Trademark Legal Proceedings.

(ii) “GBC Resolution” means either: (A) a final judgment or decision is issued by the applicable Governmental Entity with competent jurisdiction before which any Cancellation Proceeding is brought for resolution pursuant to this Section 7.13, in which such Governmental Entity ultimately determines by a final non-appealable Order that the registration of the Conflicting Trademark shall not be cancelled; or (B) a final judgment or decision is issued by the applicable Governmental Entity with competent jurisdiction before which any Trademark Infringement Proceeding is brought for resolution pursuant to this Section 7.13, in which such Governmental Entity ultimately determines by a final non-appealable Order that GBC has not committed trademark infringement through its use in commerce of the Conflicting Trademark.

(iii) “THC Resolution” means either: (A) a final judgment or decision is issued by the applicable Governmental Entity with competent jurisdiction before which any Cancellation Proceeding is brought for resolution pursuant to this Section 7.13, in which such Governmental Entity ultimately determines by a final non-appealable Order that the registration of the Conflicting Trademark shall be cancelled; or (B) a final judgment or decision is issued by the applicable Governmental Entity with competent jurisdiction before which any Trademark Legal Proceeding is brought for resolution pursuant to this Section 7.13, in which such Governmental Entity ultimately determines by a final non-appealable Order that GBC has committed trademark infringement through its use in commerce of the Conflicting Trademark; or (C) a USPTO Abandonment of the Conflicting Trademark Application; or (D) a Voluntary Abandonment of the Conflicting Trademark Application.

7.14 Lease Agreement. The parties hereby agree that Parent, Merger Sub LLC and Mr. Salem shall negotiate in good faith and enter into a gross lease agreement (utilizing the appropriate AIR Standard gross lease form) for the Surviving Company’s use of the THC Office for its business operations no later than thirty (30) calendar days after the Effective Time and with terms that shall include: (a) an initial one (1) year lease term; (b) five thousand (5,000) square feet of leased space, including two offices; and (c) total gross rent of three thousand two hundred fifty dollars ($3,250) per month.

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7.15 Tax Matters.

(a) Parent shall not, and shall not cause or permit the Company, the Surviving Company, or any of their predecessors, successors or Affiliates to, amend any previously filed Tax Return of the Company for any Pre-Closing Tax Period (including a Straddle Period) without the prior written consent of the Stockholder Representative, which shall not be unreasonably withheld, delayed or conditioned.

(b) Where it is necessary for purposes of this Agreement to apportion the Taxes of the Company or with respect to the assets of the Company for a Tax period that includes but does not end on the Closing Date (a “Straddle Period”), the amount of (i) real, personal and intangible property Taxes (“Property Taxes”) that relate to a Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for such entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (ii) all other Taxes for the Pre-Closing Tax Period shall be determined based on actual closing of the books as if such taxable period ended as of the end of the Closing Date. Deductions attributable to the transactions contemplated by this Agreement, including any payment made by or on behalf of the Company in connection with Closing shall be taken into account in full, and not on a proportional basis, in determining the Tax liability (including for purposes of timely paying estimated Taxes) of the Company for any period of portion thereof ending on or prior to the Closing Date.

(c) Merger Sub LLC shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Company that are required to be filed after the Closing Date. Merger Sub LLC shall provide the drafts of any such Tax Returns relating to a Pre- Closing Tax Period (including a Straddle Period) to the Stockholder Representative at least twenty (20) Business Days prior to the filing due date, and the Stockholder Representative may review and propose revisions to any such Tax Returns as long as such proposed revisions are provided to Merger Sub LLC at least five (5) Business Days prior to the due date for filing such returns for the Stockholder Representative’s review and approval, not to be unreasonably withheld, conditioned or delayed. To the extent permitted by Applicable Law, Parent shall, or shall cause the Company to, report all income tax deductions attributable to the transactions contemplated by this Agreement, including any payment made by Company in connection with Closing on the income Tax Returns of the Company for the taxable period that includes the Closing Date.

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(d) Notwithstanding anything in this agreement to the contrary (including Section 10.3), this Section 7.15(d) controls all Tax Contests. After the Closing Date, Parent shall notify the Stockholder Representative within ten (10) days after the receipt or commencement of any notice of audit, litigation or other Legal Proceeding with respect to Taxes that, if determined adversely to the taxpayer or after the lapse of time would be grounds for a claim for indemnity pursuant to this Agreement (a “Tax Contest”). Thereafter, Parent shall promptly deliver to the Stockholder Representative copies of all relevant notices and documents (including court papers) received by Parent or any of its Affiliates in connection with such Tax Contest. Parent and Merger Sub LLC shall have the right to conduct and control any Tax Contest; provided, however, that (i) the Stockholder Representative shall have the right to participate, at its own expense, in any such Tax Contest and (ii) Parent and Merger Sub LLC shall not settle any such Tax Contest without the prior written consent of the Stockholder Representative, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing Date, the Stockholder Representative, Merger Sub LLC and Parent shall cooperate, and shall cause their respective Affiliates to cooperate, with each other and with each other’s agents, including accounting firms and legal counsel, in connection with Tax matters (including Tax Returns and Tax Contests) relating to the Company and the Surviving Company. Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information within its possession that are reasonably relevant to any Tax Contest and making representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Stockholder Representative, Parent and Merger Sub LLC agree to retain all books and records within their respective possession with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent, Merger Sub LLC or the Stockholder Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

Reserved.

7.16 Payment of Company Liabilities. Prior to the Effective Time, the Company Majority Stockholder shall pay off all Liabilities of the Company as of the Effective Time, such that the Company shall have no Liabilities as of the Effective Time.

ARTICLE VIII
CONDITIONS TO THE MERGER

8.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of Parent, Merger Sub, Merger Sub LLC, the Company and the Company Stockholders to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Effective Time, of each of the following conditions:

(a) Requisite Shareholder Approval. The Requisite Shareholder Approval shall have been obtained.

(b) Governmental Approvals. The required authorizations, approvals, consents and other actions with respect to the Merger and the other transactions contemplated hereby of the U.S. federal, state or local Governmental Entities listed on Schedule 8.1(b) of the Disclosure Schedules shall have been received.

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(c) No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any Applicable Law that is in effect and has the effect of making the Merger illegal in any jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any jurisdiction or (ii) issued or granted any Order (whether temporary, preliminary or permanent) that has the effect of making the Merger illegal in any jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any jurisdiction.

(d) Second Step Merger. Any requirements, conditions, qualifications, consents or the like required for the Second Step Merger to occur have been satisfied and the parties are able to consummate the Second Step Merger immediately following the First Step Merger.

8.2 Additional Conditions to the Obligations of Parent, Merger Sub and Merger Sub LLC to Effect the Merger. The obligations of Parent, Merger Sub and Merger Sub LLC to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Effective Time, of each of the following conditions, any of which may be waived (in writing) exclusively by Parent, Merger Sub and Merger Sub LLC:

(a) Company and Company Stockholders Closing Deliveries. Company and Company Stockholders shall have delivered or caused the delivery of the following to the Parent at or prior to the Closing:

(i) each of the Transaction Documents in which Company is a party, duly executed by the Company;

(ii) each of the Transaction Documents in which Company Stockholders are a party, duly executed by the Company Stockholders;

(iii) a certificate signed on behalf of the Company by the chief executive officer or president of the Company certifying as to (A) the satisfaction of the matters set forth in paragraphs (b) and (c) of this Section 8.2, and (B) the payment by the Company Stockholders of all Liabilities of the Company as of the Effective Time;

(iv) a certificate, dated as of the Closing Date and executed on behalf of the Company by its Secretary, certifying (A) the Company’s Certificate of Incorporation in effect as of the Effective Time, (B) the Company’s Bylaws in effect as of the Effective Time, (C) board resolutions by which the Board of Directors of the Company unanimously approving the Merger and the other transactions contemplated by this Agreement and adopting this Agreement, and (D) receipt of the Company Stockholder Approval;

(v) the Agreement of Merger for the First Step Merger, duly executed by the Company;

(vi) the Certificate of Merger for the Second Step Merger, duly executed by the Company;

(vii) the Employment Agreement, duly executed by Mr. Salem;

(viii) the Settlement and Mutual General Release Agreement, in a form satisfactory to Parent, duly executed by the Company, the Company Stockholders and Mr. John Bates (the “Bates Settlement Agreement”);

(ix) the Lock-up Agreements related to the resale of the Stock Consideration, signed by each of the Company Stockholders and Mr. John Bates, in the form provided by Parent; and

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(x) such other documents relating to the transactions contemplated by this Agreement as Parent, Merger Sub or Merger Sub LLC may reasonably request.

(b) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date (the accuracy of which shall be determined as of such particular date), except for any failure to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) Covenants and Agreements. The Company and Company Stockholders shall have performed all of their respective obligations under this Agreement required to be performed at or prior to the Closing Date.

(d) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred or exist following the execution and delivery of this Agreement (whether or not events or circumstances occurring prior to the execution and delivery of this Agreement caused or contributed to the occurrence of such Company Material Adverse Effect).

8.3 Additional Conditions to the Obligations of the Company and Company Stockholders to Effect the Merger. The obligations of the Company and the Company Stockholders to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Effective Time, of each of the following conditions, any of which may be waived (in writing) exclusively by the Company and the Company Stockholders:

(a) Parent, Merger Sub and Merger Sub LLC Closing Deliveries. Parent, Merger Sub and Merger Sub LLC shall have delivered or caused the delivery of the following to the Company or the Company Stockholders at or prior to the Closing:

(i) each of the Transaction Documents in which Parent is a party, duly executed by the Parent;

(ii) each of the Transaction Documents in which Merger Sub is a party, duly executed by the Merger Sub;

(iii) each of the Transaction Documents in which Merger Sub LLC is a party, duly executed by the Merger Sub LLC;

(iv) the Net Aggregate Cash Consideration delivered to LKP Global Law, for the Company Stockholders;

(v) the Stock Consideration for the Company Stockholders;

(vi) the Note Consideration for the Company Stockholders;

(vii) $50,000 of the Escrowed Cash Consideration delivered to LKP Global Law as described in Section 7.13;

(viii) a certificate signed (A) on behalf of Parent by the chief executive officer of the Parent, (B) on behalf of the Merger Sub by a duly authorized officer of Merger Sub, and (C) on behalf of Merger Sub LLC by a duly authorized officer of Merger Sub LLC, certifying as to the satisfaction of the matters set forth in paragraphs (b) and (c) of this Section 8.3;

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(ix) resignation letter of the chief executive officer of Merger Sub LLC prior to the Effective Time, dated effective as of the Closing;

(x) the Agreement of Merger for the First Step Merger, duly executed by the Merger Sub;

(xi) the Certificate of Merger for the Second Step Merger, duly executed by the Merger Sub LLC;

(xi) the Employment Agreement, duly executed by Parent and Merger Sub LLC; and

(xiii) such other documents relating to the transactions contemplated by this Agreement as Company or Company Stockholders may reasonably request.

(b) Representations and Warranties. (i) Each of the representations and warranties of Parent, Merger Sub and Merger Sub LLC set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date (the accuracy of which shall be determined as of such particular date)), except for any failure to be so true and correct that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c) Covenants and Agreements. Each of Parent, Merger Sub and Merger Sub LLC shall have performed in all material respects all of their respective obligations under this Agreement required to be performed at or prior to the Closing Date and complied in all material respects with all covenants or other agreements of Parent, Merger Sub and Merger Sub LLC required to be performed or complied with by them under this Agreement.

(d) Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred or exist following the execution and delivery of this Agreement (whether or not events or circumstances occurring prior to the execution and delivery of this Agreement caused or contributed to the occurrence of such Parent Material Adverse Effect).

(e) Security Agreement. The Collateral Agent shall have received the Security Agreement, duly executed by the Parent, Company and Surviving Company, together with any copyright, patent and trademark agreements required by the terms of the Security Agreement.

ARTICLE IX TERMINATION,
AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Shareholder Approval (except as provided below), provided that the party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give notice of such termination to the other party or parties hereto, only as follows:

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(a) by mutual written agreement of Parent and the Company; or

(b) by either Parent or the Company, if the Requisite Shareholder Approval shall not have been obtained; or

(c) by either Parent or the Company if any Governmental Entity of competent jurisdiction shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to any of the transactions contemplated hereby (including the Merger) any Applicable Law that is in effect and has the effect of making the consummation of the Merger illegal in any jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any jurisdiction or (ii) issued or granted any Order that has the effect of making the Merger illegal in any jurisdiction or which has the effect of prohibiting or otherwise preventing the consummation of the Merger and such Order shall have become final and nonappealable; or

(d) by either Parent or the Company, if the Effective Time shall not have occurred on or before February 19, 2016 or such other later date mutually agreed upon by the parties in writing; (the “Termination Date”); or

(e) by the Company, in the event (i) of a breach of any covenant or agreement on the part of Parent, Merger Sub or Merger Sub LLC set forth in this Agreement or (ii) that any of the representations and warranties of Parent, Merger Sub and Merger Sub LLC set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 8.3(b) or Section 8.3(c) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent, Merger Sub or Merger Sub LLC or such inaccuracies in the representations and warranties of Parent, Merger Sub or Merger Sub LLC are curable by Parent, Merger Sub or Merger Sub LLC through the exercise of commercially reasonable efforts, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e)(i) until fifteen (15) Business Days after delivery of written notice from the Company to Parent of such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(e) if such breach or inaccuracy by Parent, Merger Sub or Merger Sub LLC is cured within such fifteen (15) Business Day period).

(f) by Parent, in the event (i) of a breach of any covenant or agreement on the part of the Company or Company Stockholder set forth in this Agreement or (ii) that any representation or warranty of the Company or Company Stockholder set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 8.2(b) or Section 8.2(c) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of commercially reasonable efforts, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) until fifteen (15) Business Days after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(f) if such breach or inaccuracy by the Company is cured within such fifteen (15) Business Day period).

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9.2 Notice of Termination; Effect of Termination. Any proper termination of this Agreement pursuant to Section 9.1 hereof shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be of no further force or effect without Liability of any party or parties hereto, as applicable (or any shareholder, director, officer, employee, agent, consultant or representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of Section 9.1, this Section 9.2, Section 9.3 and Article XI, each of which shall survive the termination of this Agreement and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from Liability for any willful and material breach of, or fraud in connection with, this Agreement.

9.3 Fees and Expenses. Unless otherwise stated elsewhere in this Agreement, all Transaction Expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the Merger) shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated. The Company Stockholders hereby agree to pay all the Transaction Expenses of the Company and the Company Stockholders outstanding as of the Closing immediately prior to the Closing Date. The Company shall cause LKP Global Law to submit a certification as of the Closing Date it has been paid in full and is not (and will not be) owed any other amount by the Company with respect to this Agreement, the transactions contemplated by this Agreement or otherwise.

9.4 Amendment. Subject to Applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended only in a writing executed by Parent, the Stockholder Representative and, prior to the Effective Time, the Company, Merger Sub and Merger Sub LLC, and, after the Effective Time, Surviving Company.

9.5 Extension; Waiver. Any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a waiver of any other breach.

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ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

10.1 Survival of Representations, Warranties and Covenants. All representations and warranties of the parties hereto contained in or arising out of this Agreement or otherwise in connection herewith shall survive the Closing hereunder and shall continue in full force and effect through the date that is two (2) years after the Closing Date, provided, however, that (a) the warranties and representations set forth in Section 3.1, 3.2, 3.3, 3.4, 3.6, 3.13, 3.15, 3.18, 3.19(b), 3.19(d), 3.19(e), 4.1, 4.2, 4.3, 4.5, 5.2 and 5.6(b), or (b) any claim arising out of willful misrepresentation or fraud shall survive until the date that is ninety (90) days after the expiration of the statute of limitations applicable to the subject matter thereof. Notwithstanding anything in this Agreement to the contrary, no party to this Agreement shall have any indemnification obligation under this Article X for any claim of breach of a representation or warranty or fraudulent misrepresentation unless written notice as provided in this Article X has been timely given in accordance with Section 11.1 prior to the expiration of the applicable survival period of the representation and warranty upon which such claim is based as provided in this Section 10.1; to the extent such notice is given prior to the expiration of the applicable survival period of the representation and warranty upon which such claim is based as provided in this Section 10.1, such claim for indemnification may be pursued until the final resolution of such claim in accordance with the provisions of this Article X. All covenants and agreements herein shall survive the Closing until performance is completed under the terms of such covenants and agreements.

10.2 Indemnification.

(a) Indemnification by Company Majority Stockholder. From and after the Effective Time (but subject to Section 10.1), Mr. Ramsey Houston Salem (the “Company Majority Stockholder”) shall indemnify Parent, Surviving Company and their respective directors, stockholders, officers, partners, employees, agents, lenders, representatives, successors and permitted assigns (the “Majority Stockholder Indemnified Parties”) for and save and hold each of them harmless from and against and pay on behalf of or reimburse the Majority Stockholder Indemnified Parties as and when incurred upon showing reasonable evidence thereof, for any and all liabilities, claims, actions, assessments, losses, costs, damages, deficiencies, Taxes, fines or expenses whether or not arising out of third-party claims (including, without limitation, interest, penalties, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing) to the extent of out-of-pocket costs actually incurred (collectively, “Losses”) which any Majority Stockholder Indemnified Party may suffer, sustain or become subject to from and after the Effective Time, in connection with, incident to, resulting from or arising out of or in any way relating to or by virtue of, directly or indirectly:

(i) any breach of any representation or warranty made by the Company in this Agreement (after giving effect to any disclosure made by the Company in the Disclosure Schedules), including the schedules and exhibits, certificates or other instruments or documents furnished to Parent by the Company specifically required in connection herewith (after giving effect to any disclosure made by the Company in the Disclosure Schedules), or in any of the Transaction Documents; or

(ii) any non-fulfillment or breach of any covenant or agreement on the part of Stockholder Representative or, prior to the Closing, the Company under this Agreement or other instruments or documents delivered by the Company prior to the Closing as specifically required in connection herewith, including, without limitation, the Transaction Documents;

(iii) any claim for Transaction Expenses owed by either the Company, any Company Stockholder or the Stockholder Representative;

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(iv) any and all Losses by the Majority Stockholder Indemnified Parties in connection with indemnifying the Company’s former or current officers or directors, provided, however, that such amounts shall be limited to Losses in connection with any Action, arising out of, relating to or in connection with any action or omission that occurred before the Closing Date;

(v) any Liabilities of the Company as of the Effective Time; and

(vi) any Taxes (or the non-payment thereof) of the Company for all Pre- Closing Tax Periods.

(b) Indemnification by Company Stockholders. From and after the Effective Time (but subject to Section 10.1), each Company Stockholder, severally and not jointly, shall indemnify Parent, Surviving Company and their respective directors, stockholders, officers, partners, employees, agents, lenders, representatives, successors and permitted assigns (the “Company Stockholder Indemnified Parties”) for and save and hold each of them harmless from and against and pay on behalf of or reimburse the Company Stockholder Indemnified Parties as and when incurred upon showing reasonable evidence thereof, for any and all Losses which any Company Stockholder Indemnified Party may suffer, sustain or become subject to from and after the Effective Time, in connection with, incident to, resulting from or arising out of or in any way relating to or by virtue of, directly or indirectly:

(i) any breach of any representation or warranty made by such Company Stockholder in this Agreement (after giving effect to any disclosure made by the Company Stockholders in the Disclosure Schedules), including the schedules and exhibits, certificates or other instruments or documents furnished to Parent by such Company Stockholder specifically required in connection herewith (after giving effect to any disclosure made by the Company in the Disclosure Schedules), or in any of the Transaction Documents; or

(ii) any non-fulfillment or breach of any covenant or agreement on the part of such Company Stockholder under this Agreement or other instruments or documents delivered by such Company Stockholder prior to the Closing as specifically required in connection herewith, including, without limitation, the Transaction Documents.

10.3 Third Party Claims. In the event that, subsequent to the Effective Time, any Majority Stockholder Indemnified Parties or Company Stockholder Indemnified Parties entitled to indemnification under this Agreement (each, an “Indemnified Person”) receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including, but not limited to, any Governmental Entity) (a “Third Party Claim”) against which a Party to this Agreement is required to provide indemnification under this Agreement (an “Indemnifying Party”) such Indemnified Person, against which Indemnifying Party is required to provide indemnification under this Agreement, the Indemnified Party shall give written notice (a “Third Party Claim Notice”) regarding such claim to the Indemnifying Party as soon as practicable, unless the notice relates to commencement of an action or proceeding, in which case such notice shall be given as soon as practicable, and at least fifteen (15) Business Days prior to any response required by Applicable Law or tribunal rule. The Indemnifying Party shall have the right, upon written notice to the Indemnified Person (the “Defense Notice”) within fifteen (15) Business Days after receipt from the Indemnified Person of a Third Party Claim Notice, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim (“Defense Counsel”), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Person; provided, however, that the Indemnified Person shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, conditioned or delayed.

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(a) In the event that the Indemnifying Party shall fail to give the Defense Notice within said 15-Business Day period, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Person shall have the right to conduct the defense in good faith and to compromise and settle the claim in good faith with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, provided that the Indemnifying Party may in its sole discretion refuse to consent to any compromise or settlement that would lead to liability or create any financial or other obligation on the part of the Indemnifying Party in excess of the Cap (as defined below) or for which the Indemnifying Party is not obligated to indemnify the Indemnified Party. Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith but only upon the terms and conditions of this Article X; provided, however, that the Indemnified Party shall keep the Indemnifying Party informed of all material developments and events relating to such claim or proceeding.

(b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnifying Party shall nonetheless (i) have, and be deemed to have, reserved all of his or its rights to deny, in whole or in part, the Indemnified Party’s claim for indemnification; and (ii) be entitled to have the exclusive control over said defense settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. (Any fees or costs incurred by the Indemnified Party whilst engaging in such participation shall not be included within the calculation of its Losses for purposes of its entitlement to indemnification under this Section 10.3). In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, conditioned or delayed, provided that the Indemnified Party may in its sole discretion refuse to consent to any compromise or settlement that (1) includes any finding or admission that the Indemnified Party violated any Law or the rights of any Person, (2) is not entirely contained in a written agreement, (3) would impose any injunctive relief or obligation of specific performance on the Indemnified Party, or (4) does not include an unconditional release and discharge of the Indemnified Party in a form reasonably satisfactory to the Indemnified Party.

(c) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not cease to defend against such claim after assuming the defense of such claim, if pursuant to or as a result of such cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, (ii) such cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or (iii) such cessation will not result in a full release of the Indemnified Party with respect to such claim.

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(d) Notwithstanding Section 10.3(b), the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) that involves criminal allegations against the Indemnified Party, or (iii) that imposes liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed, provided that the Indemnifying Party may in its sole discretion refuse to consent to any compromise or settlement that would lead to liability or create any financial or other obligation on the part of the Indemnifying Party in excess of the Cap or for which the Indemnifying Party is not obligated to indemnify the Indemnified Party.

(e) To the extent any final judgment entered or settlement agreed upon in the manner provided in this Agreement includes or results in Losses in respect of which the Indemnifying Party has an obligation to provide indemnification under this Agreement, from and after such the entrance of such final judgment or agreement of settlement the Indemnified Party shall be entitled to prompt indemnification of such Losses hereunder.

(f) A failure to give timely, complete or accurate notice as provided in this Section 10.3 will not affect the rights or obligations of any Party hereunder except and only to the extent that, as a result of such failure, any Indemnifying Party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially prejudiced as a result of such failure to give timely notice.

10.4 Direct Claims. In the event any Majority Stockholder Indemnified Party or Company Stockholder Indemnified Party seeking indemnification under this Agreement should have a claim against Indemnifying Party hereunder which does not involve a Third Party Claim (a “Direct Claim”), the party making the claim (the “Claiming Party”) shall promptly transmit to Indemnifying Party from whom indemnification is sought (the “Notified Party”) a written notice (the “Direct Claim Notice”) describing in reasonable detail the basis of the Claiming Party’s request for payment under this Agreement. If the Notified Party does not notify the Claiming Party in writing within fifteen (15) Business Days from its receipt of the Direct Claim Notice that Notified Party disputes such Direct Claim, the Direct Claim specified in the Direct Claim Notice shall be deemed a liability of Notified Party hereunder. If Notified Party shall have timely disputed such Direct Claim, as provided above, such dispute shall be resolved in accordance with the dispute resolution provisions set forth in provided in Section 11.9 hereof.

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10.5 Limitations of Liability. Notwithstanding anything herein to the contrary:

(a) From and after the Effective Time, the Company Stockholders shall have no liability to any Majority Stockholder Indemnified Parties or any Company Stockholder Indemnified Parties in respect of this Agreement except as expressly provided in Section 10.2; provided, however, as of any time from and after the Effective Time, that the total amount of such liability in the aggregate shall be limited to and shall not exceed the pro rata portion of the Merger Consideration that such Company Stockholder received under the terms of this Agreement (the “Cap”). For avoidance of doubt, the Cap shall not include the Escrowed Cash Consideration. Any and all Stock Consideration transferred by any Company Stockholder to the Majority Stockholder Indemnified Parties or the Company Stockholder Indemnified Parties for indemnification purposes under this Article X shall be valued on a per share basis at the Closing Sale Price of the Parent Common Stock on the Closing Date.

(b) The gross amount with respect to a claim for indemnification for which Indemnifying Party may be liable to a Stockholder Indemnified Person pursuant to this Article X shall be reduced by: (i) any insurance proceeds actually recovered by or on behalf of the Stockholder Indemnified Person on account of the indemnifiable Losses; (ii) any recoveries actually received by the Stockholder Indemnified Person from third parties pursuant to indemnification or otherwise with respect thereto (net of cost of recovery); and (iii) any Tax benefit to such Person attributable to amounts indemnified against.

(c) From and after the Effective Time, the indemnification expressly provided in this Article X shall be the sole and exclusive remedy for any breach of representation, warranty, covenant or agreement by the Company or the Company Stockholders under this Agreement, and the Parent, Merger Sub, and Merger Sub LLC hereby waive, from and after the Effective Time, to the fullest extent permitted by Applicable Law, any and all other remedies. Notwithstanding anything to the contrary herein, the remedies and rights provided in Section 7.13 shall be the sole and exclusive recourse and remedy of the Majority Stockholder Indemnified Parties and the Company Stockholder Indemnified Parties against the Company and the Company Stockholders in connection with, arising out of relating to any and all Losses that the Majority Stockholder Indemnified Parties and the Company Stockholder Indemnified Parties may suffer, sustain or become subject to from and after the Effective Time, in connection with, incident to, resulting from or arising out of or in any way relating to or by virtue of, directly or indirectly, to the Trademark Dispute, the Conflicting Trademark and the Conflicting Trademark Application.

(d) Notwithstanding anything to the contrary herein, a Party seeking indemnification under this Agreement may not recover duplicative Losses in respect of a single set of facts or circumstances under more than one representation, warranty, covenant or agreement in this Agreement even if such facts or circumstances would constitute a breach of more than one representation, warranty, covenant or agreement in this Agreement.

ARTICLE XI
GENERAL PROVISIONS

11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by overnight courier service, or sent via telecopy (receipt confirmed) or e-mail transmission to the parties at the following addresses or facsimile numbers (or at such other address or fax numbers for a party as shall be specified by like notice):

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(a)	if to Parent, Merger Sub or Merger Sub LLC, to:
Pineapple Express, Inc.
1901 Avenue of the Stars, 2nd Floor Los Angeles, California 90067
Attention: Matthew Feinstein, Chief Executive Officer Tel. No.: (877) 310-7675
Fax. No.: (310) 388-0878
E-mail: matthewf@pineappleexpress.com

with copies (which shall not constitute notice) to: Winter LLP
1901 Newport Blvd., Ste. 350 Costa Mesa, California 92627 Attention: Todd Winter, Esq. Tel. No.: (949) 999-2058
Fax No.: (949) 999-2059
E-mail: twinter@winterllp.com

(c)	if to the Company, to:

THC Industries, Inc.
315 E. 157th Street
Gardena, California 90248 Attention: Ramsey H. Salem Tel. No.: (310) 436-3091
Fax No.: (310) 388-0421
E-mail: ramsey@thc.com

with copies (which shall not constitute notice) to: LKP Global Law, LLP
1901 Avenue of the Stars, Suite 480 Los Angeles, California 90067 Attention: Kevin Leung, Esq.
Tel. No.: (424) 239-1890
Fax No.: (424) 239-1882
E-mail: kleung@lkpgl.com

(d) if to the Company Stockholders or Stockholder Representative, to the address and contact information set forth their respective signature pages hereto,

with all such notices and other communications becoming effective (a) if sent via facsimile, when transmitted and confirmation is received, provided same is sent on or before 5:00 P.M. Eastern Standard Time on a Business Day and, if not, on the next Business Day, (b) if sent via electronic mail, when transmitted on or before 5:00 P.M. Eastern Standard Time on a Business Day, and if not, on the next Business Day (provided that such sent electronic mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s electronic mail server that such electronic mail could not be delivered to such recipient), (c) if sent via overnight courier service, one Business Day after deposit with an overnight courier service, or (d) if personally delivered, upon delivery.

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11.2 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.3 Entire Agreement. This Agreement, the Transaction Documents and any other documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Disclosure Schedules and the Exhibits and Schedules hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties and their Affiliates with respect to the subject matter hereof.

11.4 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than as set forth in or contemplated by the provisions of Section 7.10.

11.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

11.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief without the requirement of posting a bond or other security, including to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

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11.9 Dispute Resolution. The parties intend that this Section 11.9 will be valid, binding, enforceable, exclusive and irrevocable and that it shall survive any termination of this Agreement.

(a) Upon any dispute, controversy or claim arising out of or relating to this Agreement or any other Transaction Document or the enforcement, breach, termination or validity hereof and thereof (“Dispute”), the party raising the Dispute will give written notice to the other parties to the Dispute describing the nature of the Dispute following which the parties to such Dispute shall attempt for a period of ten (10) Business Days from receipt by the parties of notice of such Dispute to resolve such Dispute by negotiation between representatives of the parties hereto who have authority to settle such Dispute. All such negotiations shall be confidential and any statements or offers made therein shall be treated as compromise and settlement negotiations for purposes of any applicable rules of evidence and shall not be admissible as evidence in any subsequent proceeding for any purpose. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defense based on the running of the statute of limitations will be available based upon the passage of time during any such negotiation. Regardless of the foregoing, a party shall have the right to seek immediate injunctive relief pursuant to Section 11.9(c) below without regard to any such ten (10) Business Days negotiation period.

(b) Any Dispute (including the determination of the scope or applicability of this agreement to arbitrate) that is not resolved pursuant to Section 11.9(a) above shall be submitted to final and binding arbitration in California before one neutral and impartial arbitrator, in accordance with the Laws of the State of California for agreements made in and to be performed in that State. The arbitration shall be administered by JAMS, Inc. (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. The parties shall mutually agree upon and appoint one arbitrator within ten (10) Business Days of a demand for arbitration. If the parties cannot mutually agree upon an arbitrator within such 10-Business Day period, the arbitrator shall be appointed by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. The arbitrator shall designate the place and time of the hearing. The hearing shall be scheduled to begin as soon as practicable and no later than sixty (60) calendar days after the appointment of the arbitrator (unless such period is extended by the arbitrator for good cause shown) and shall be conducted as expeditiously as possible. The award, which shall set forth the arbitrator’s findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) calendar days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof. The arbitration proceedings and arbitration award shall be maintained by the parties as strictly confidential, except as is otherwise required by court order or as is necessary to confirm, vacate or enforce the award and for disclosure in confidence to the parties’ respective attorneys, tax advisors and senior management and to family members of a party who is an individual.

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(c) There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of non-privileged materials, including but not limited to, documentary evidence, documents and electronic information, relevant to any parties’ claim or defense, subject to limitations imposed by the arbitrator based on reasonable expense, duplication and undue burden, (b) depositions of all party witnesses; and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the State of California’s Code of Civil Procedure. A court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Any dispute or objections regarding discovery or the relevance of evidence shall be determined by the arbitrator. All discovery shall be completed within 120 calendar days following the appointment of the arbitrator, unless the arbitrator otherwise determines.

(d) Notwithstanding the parties’ agreement to submit all Disputes to final and binding arbitration before JAMS, the parties shall have the right to seek and obtain temporary or preliminary injunctive relief in the U.S. District Court for the Central District of California or any court of the State of California located in Los Angeles County having subject matter jurisdiction. Such courts shall have authority to, among other things, grant temporary or provisional injunctive relief in order to protect any party’s rights under this Agreement. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

(e) The prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees, and the non-prevailing party shall pay all expenses and fees of JAMS, all costs of the stenographic record, all expenses of witnesses or proofs that may have been produced at the direction of the arbitrator, and the fees, costs, and expenses of the arbitrator. The arbitrator shall allocate such costs and designate the prevailing party or parties for these purposes.

11.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

PARENT:

PINEAPPLE EXPRESS, INC.,

a Wyoming corporation

By:	/s/ Matthew Feinstein
Name:	Matthew Feinstein
Title:	CEO and President

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SIGNATURE PAGE FOR MERGER SUB AND MERGER SUB LLC FOLLOWS.]

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SIGNATURE PAGE OF MERGER SUB AND MERGER SUB LLC

MERGER SUB:

THCMERGERCO, INC.,

a California corporation

By:	/s/ Matthew Feinstein
Name:	Matthew Feinstein
Title:	CEO and President

MERGER SUB LLC:

THC INDUSTRIES, LLC,

a California limited liability company

By:	/s/ Matthew Feinstein
Name:	Matthew Feinstein
Title:	CEO and President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE OF COMPANY FOLLOWS.]

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SIGNATURE PAGE OF COMPANY

COMPANY:

THC INDUSTRIES, INC.,

a California corporation

By:	/s/ Ramsey Houston Salem
Name:	Ramsey Houston Salem
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES OF COMPANY STOCKHOLDER AND STOCKHOLDER

REPRESENTATIVE FOLLOWS.]

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SIGNATURE PAGES OF COMPANY STOCKHOLDER AND
STOCKHOLDER REPRESENTATIVE

COMPANY STOCKHOLDER AND STOCKHOLDER REPRESENTATIVE:

RAMSEY HOUSTON SALEM,

as Company Stockholder and Stockholder Representative

/s/ Ramsey Houston Salem

Address for Notices:

3 I5 E. 157 th Street

Gardena, California 90248

Tel. No.: (310) 436-3091

Fax No.; (310) 388 0421

E-mail: ramsey@thc.com

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SIGNATURE PAGES OF OTHER COMPANY STOCKHOLDERS FOLLOWS.]

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SIGNATURE PAGE OF OTHER COMPANY STOCKHOLDERS

COMPANY STOCKHOLDERS:

LKP GLOBAL LAW. LLP

By:	/s/ Kevin Leung
Name:	Kevin Leung
Title:	Partner

Address for Notices:

I901 Avenue of the Stars, Suite 480

Los Angeles. CA 90067

Phone:(424) 239-1890

Fax: (424) 239-1882

Email: kleung(@,lkpgl.com

ANA MONTOYA

/s/ Ana Montoya

Address for Notices:

Av. Las Patmas, Calfe Los Granados,Ed.Pa(ma,

Piso 3.Apto 3,La Florida.Caracas.Venezuela 1050

Phone: 58(412)3116105

Fax: ________________________________

Email: Anarosariom@gmail.com

EXHIBITS

Exhibit A	Company Stockholder Table

Exhibit B	Form of Secured Note

Exhibit C	Form of Security Agreement

Exhibit D	Form of Employment Agreement

E-1

EXHIBIT A

COMPANY STOCKHOLDER TABLE

Column I	Column II	Column III	Column IV
Company Stockholders’ Names and Addresses	Percentage of Company Equity Ownership Prior to Merger	Number of Parent Common Stock Shares for Merger	Maximum Number of Put Option Shares
Ramsey Houston Salem 315 E. 157th Street Gardena, California 90248 Tel. No.: (310) 436-3091 Fax No.: (310) 388-0421 E-mail: ramsey@thc.com	95.5%	2,172,752	1,412,288

LKP Global Law, LLP 1901 Avenue of the Stars, Suite 480 Los Angeles, CA 90067 Tel: (424) 239-1890 Fax: (424) 239-1882 Email: kleung@lkpgl.com	3.5%	79,629	51,759

Ana Montoya ________________________ ________________________ ________________________	1.0%	22,752	14,789
TOTALS	100%	2,275,133	1,478,836

E-2

EXHIBIT B

FORM OF SECURED NOTE

E-3

EXHIBIT C

FORM OF SECURITY AGREEMENT

E-4

EXHIBIT D

FORM OF EMPLOYMENT AGREEMENT

E-5

DISCLOSURE SCHEDULES
TO

AGREEMENT AND PLAN OF MERGER

[TO BE ATTACHED HERETO]

DS-1